Exhibit 3.28

LIC. JESUS MONTAÑO GARCIA
NOTARIA PUBLICA No. 60
MATAMOROS 1538 PTE. COLONIA OBISPADO  C. P. 54040
TELS. (8) 340-03-31, 348-85-68 Y 348-88-25 FAX 333-63-36

MONTERREY, N. L. MEXICO

VOLUMEN CLV	LIBRO DIEZ

NUMERO 43,560 (CUARENTA Y TRES MIL QUINIENTOS SESENTA)

EN LA CIUDAD DE MONTERREY, NUEVO LEON, ESTADOS UNIDOS MEXICANOS, a los 26 veintiseis días del mes de Enero de 1996 mil novecientos noventa y seis, ante mí, Licenciado JESUS MONTAÑO GARCIA, Notario Publico con ejercicio en este Municipio, titular de la Notaría Pública número 60 sesenta, COMPARECIO: El señor Licenciado JOSE ENRIQUE GONZALEZ GONZALEZ en representación de MULTYPANEL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE: y, D I J O:

I.              Por escritura a pública número 43,441 cuarenta y tres mil cuatrocientos cuarenta y uno, de fecha 19 diecinueve de Enero de 1996 mil novecientos noventa y seis, pasada ante la fe del suscrito Notario, inscrito bajo el número 425 cuatrocientos veinticinco, Volumen 203-09 doscientos tres guión nueve, Libro número 4 cuatro, Tercer Auxiliar Actos y Contratos Diversos, Sección de Comercio, con fecha 26 veintiseis de enero de 1996, mil novecientos noventa y seis, en el Registro Público de la Propiedad y del Comercio, Primer Distrito en esta Ciudad, se protocolizó un acta de Asamblea General Extraordinaria de Accionistas de MULTYPANEL, S.A. DE C.V., celebrada el día 2 dos de Enero de 1996 mil novecientos noventa y seis, en cuya Asamblea, los accionistas de esa sociedad, adoptaron las siguientes resoluciones:

a)             Desconcentrar su patrimonio sin extinguirse y mediante escisión, en una sociedad de nueva creación, la cual se acordó que se denominaría PREMDOR IMSA, S.A. DE C.V., aprobándose por la Secretaría de Relaciones Exteriores.

b)            Designar al compareciente señor Licenciado JOSE ENRIQUE GONZALEZ GONZALEZ, para que como Delegado Especial de la Asamblea, formalice los acuerdos adoptados.

II.            Que se ha cumplido debidamente lo establecido en la fracción V del Artículo 228 bis de la Ley General de sociedades

Mercantiles, por lo que, toda vez que la escisión de su representada ha surtido plenos efectos legales, ocurre protocolizar los Estatutos aprobados por la Asamblea de MULTYPANEL, S.A. DE C.V., para la sociedad escindida PREMDOR IMSA, S.A. DE C.V.

III.           Que para la constitución de PREMDOR IMSA, S.A. DE C.V., se solicitó y obtuvo de la Secretaría de Relaciones Exteriores el permiso número 19003777 uno nueve cero tres siete siete siete, Expediente 9519003673 nueve cinco uno nueve cero cero tres seis siete tres, Folio 6255 seis mil doscientos cincuenta y cinco, de fecha 8 ocho de Noviembre de 1995 mil novecientos noventa y cinco, documento que Yo, el Notario doy fe tener a la vista, agrego al apéndice de mi protocolo con el número de la presente escritura y la letra “A” y transcribo a continuación:

“Al margen izquierdo un sello con el escudo nacional que dice: SECRETARIA DE RELACIONES EXTERIORES.- MEXICO.- PERMISO 19003777.- EXPEDIENTE 9519003673.- FOLIO 6255.- En atención a la solicitud presentada por el C. JOSE ENRIQUE GONZALEZ GONZALEZ, esta Secretaria concede el permiso para constituir una SA DE CV bajo la denominación PREMDOR IMSA SA DE CV.- Este permiso, quedará condicionado a que en la Escritura Constitutiva se inserte la cláusula de exclusión de extranjeros prevista en la Artículo 30 o el convenio que señala el Artículo 31, ambos del Reglamento de la Ley para Promover la Inversión Mexicana y Regular la Inversión Extranjera.- El Notario o Corredor Público ante quien se haga uso de este permiso, deberá dar aviso a la Secretaria de Relaciones Exteriores dentro de los 90 días hábiles a partir de la fecha de autorización de la Escritura Pública correspondiente. Lo anterior se comunica con fundamento en los Artículos 27, Fracción I, de la Constitución Política de los Estados Unidos Mexicanos, 15 de la Ley de Inversión Extranjera y en los términos del Artículo 28 Fracción

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V de la Ley Orgánica de la Administración Pública Federal. – Este permiso dejará de surtir efectos si no se hace uso del mismo dentro de los 90 días hábiles siguientes a la fecha de su expedición y se otorga sin perjuicio de lo dispuesto por e1 Artículo 91, de la Ley de Fomento y Protección de la Propiedad Industrial. - MONTERREY, N. L. a 08 de Noviembre de 1995.- SUFRAGIO EFECTIVO. - NO REELECCION. - EL DIRECTOR REGIONAL.- PP.- LIC;. FRANCISCO VALDES TREVIÑO. - Un Sello con el Escudo Nacional que dice: ESTADOS UNIDO MEXICANOS.- SECRETARIA DE RELACIONES EXTERIORES.- Delegación Monterrey, N.L.- P.A.-1-15552. Rúbrica”.

FUNDADO EN LO EXPUESTO, el señor Licenciado JOSE ENRIQUE GONZALEZ GONZALEZ, con el carácter que comparece y que previamente ha quedado asentado, otorga las siguientes:

C L A U S U L A S

PRIMERA. – En cumplimiento y ejecución de resoluciones adoptadas por la Asamblea General Extraordinario de Accionistas de MULTYPANEL, S.A. DE C.V., celebrada el día 2 dos de Enero de 1996 mil novecientos noventa y seis, y que quedó protocolizada mediante escritura pública número 43,441 cuarenta y tres mil cuatrocientos cuarenta y uno, de fecha 19 diecinueve de Enero de 1996 mil novecientos noventa y seis, pasada ante la fe del suscrito Notario, inscrito bajo el número 425 cuatrocientos veinticinco, Volumen 203-09 doscientos tres guión nueve, Libro número 4 cuatro, Tercer Auxiliar Actos y Contratos Diversos, Sección de Comercio, con fecha 26 veintiseis de Enero de 1996 mil novecientos noventa y seis, en el Registro Público de la Propiedad y del Comercio, Primer Distrito en esta Ciudad, se protocolizan en esta acta, los ESTATUTOS SOCIALES por lo que se CONSTITUYE la sociedad PREMDOR IMSA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

SEGUNDA— La sociedad de cuya constitución se trata, se regirá en su funcionamiento por los Estatutos que enseguida se

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insertan, los cuales corresponden, en todas sus partes, al modelo aprobado por unanimidad en la citada Asamblea General Extraordinaria de MULTYPANEL, S.A. DE C V., a que se refiere la cláusula anterior.

E S T A T U T O S

CAPITULO PRIMERO

DENOMINACION, OBJETO, DURACION

DOMICILIO, NACIONALIDAD Y CLAUSULA

DE ADMISION DE EXTRANJEROS

PRIMERO. - La sociedad se denominará PREMDOR IMSA. Esta denominación siempre estará seguida de las palabras “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” o de las siglas “S.A. DE C.V.”

SEGUNDO.- La Sociedad tiene por Objeto:

1.             Diseño, manufactura, adquisición, compra, venta, renta, distribución, importación y exportación de toda clase de puertas de madera y acero y de sus componentes, incluyendo de manera enunciativa más no limitativa, marcos de madera y en general, instalar, mantener, operar y en general negociar en cualquier forma con productos para la construcción, materiales equipo y accesorios e industrias relacionadas y/o asociadas con el sistema de 1a construcción y celebrar todo tipo de convenios y contratos en relación con lo anterior. 2.- Fabricación y venta de paneles de poliuretano, de productos de acero de cualquier forma y diseño que lleven adheridos poliuretano o cualquier otro tipo de material incluyendo plásticos. 3.- Fabricación, adquisición arrendamiento, distribución, venta, importación y exportación de toda clase de herramientas, maquinaria y equipo. 4.- Fabricación y venta de productos de acero para la industria en general. 5.- Fabricación, venta, exportación, importación de toda clase de estructuras de acero, artículos metálicos, plásticos y de ferretería en general, incluyendo su pintado y cualquier otro tipo de acabado. 6.- Promover, constituir, organizar, explotar, administrar y tomar

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participación en la administración o en la liquidación de todo género de empresas industriales, comerciales o de cualquier otra índole . 7.- Adquirir, disponer en cualquier forma legal de toda clase de acciones o participaciones en otras sociedades, empresas o asociaciones, ya sean de naturaleza civil o mercantil. 8.- Prestar todo tipo de servicios técnicos, consultivos y encargarse por cuenta propia o ajena de proyectar, constituir, organizar, explotar, administrar y tomar participación en la administración o en liquidación de todo género de empresas industriales, comerciales o de cualquier otra índole. 9. - La elaboración, venta y distribución de todo tipo de artículos relacionados con le industria y la construcción realizada como fabricante, comisionista y/o representantes de sus productos, además de la compra y venta directa de otra diversidad de artículos. 10.- La importación y exportación de toda clase de productos extranjeros y del país, ya sean productos terminados o materias primas. 11.- Contratar toda clase de prestación de servicios, aceptar y conferir comisiones, así como obtener por cualquier título, patentes, marcas industriales o de comercio, nombres y avisos comerciales, opciones y preferencias, derechos de propiedad industrial y concesiones de toda clase de actividades. 12.- Adquirir, urbanizar, fraccionar, edificar, dotar de servicios, vender y arrendar toda clase de terrenos y fincas tanto en su domicilio social como en cualquier parte de la República Mexicana o en el extranjero. 13.- Arrendar, usar, usufructuar, poseer, explotar, aprovechar, administrar y conservar bienes muebles e inmuebles propios o ajenos. 14.- Importar, exportar, manufacturar, adquirir, comprar, vender y negociar toda clase de equipo, maquinaria, aparatos eléctricos que se usen en la industria en general. 15.- La emisión, suscripción, aceptación, endoso, aval o negociación de cualquier clase de títulos o valores mobiliarios o inmobiliarios que la ley permita. 16.- Obtener o conceder préstamos otorgando y recibiendo garantías

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específicas, emitir obligaciones, aceptar, girar, endosar o avalar toda clase de títulos de crédito y otorgar fianzas o garantías de cualquier clase respecto de las obligaciones contraídas o de los títulos emitidos o aceptados par terceros . 17.- La Sociedad podrá por último, hacer y practicar todos los demás actos de comercio e industria a que puede dedicarse legítimamente en los términos de la Ley una Sociedad Anónima Mercantil, a fin de llevar a cabo el objeto para la que fue constituida.

TERCERO.- La duración de la sociedad será de noventa y nueve (99) años contados a partir de la fecha de su constitución.

CUARTO. El domicilio de la sociedad será en Ciénega de Flores, Nuevo León. Sin embargo, podrá establecer oficinas, agencias o sucursales en cualquier parte de la República Mexicana o en el extranjera y someterse a domicilios convencionales, sin que por ello se considere cambiado el domicilio social.

QUINTO.- La sociedad es do Nacionalidad Mexicana, con cláusula de admisión de extranjeros y en esa virtud se conviene con el Gobierno Mexicano, ante la Secretaría de Relaciones Exteriores, que los socios extranjeros actuales o futuros se obligan a considerarse como nacionales respecto do las acciones de esta sociedad que adquieran o de que sean titulares, así como de los bienes, derechos, concesiones, participaciones o intereses cuya titularidad corresponda a la sociedad, y de los derechos y obligaciones que deriven de los contratos con autoridades mexicanas en que sea parte esta sociedad, y a no invocar, por lo mismo, la protección de sus gobiernos, bajo la pena en caso contrario, de perder en beneficio de la nación las participaciones sociales que hubieren adquirido.

CAPITULO SEGUNDO

CAPITAL SOCIAL Y ACCIONES

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SEXTO. El Capital Social será Variable, con un Mínimo Fijo do $50,000.00 (CINCUENTA MIL PESOS 00/100 MONEDA NACIONAL) y un Máximo Ilimitado, estando tanto el Capital Mínimo Fijo como el Capital Variable, representado por Acciones Ordinarias Nominativas, con Valor Nominal de $1.00 (UN PESO 00/100 MONEDA NACIONAL), cada una de ellas. Las Acciones representativas del Capital Mínimo Fijo se dividiràn en dos series, como sigue:

(1)           Acciones Serie “A” o Mexicanas, podrán ser propiedad, directa o indirectamente, de aquellos individuos o entidades jurídicas que bajo las Leyes Mexicanas puedan ser propietarias de dichas acciones.

(2)           Acciones Serie “B” o de libre suscripción, podrán ser propiedad, directa o indirectamente, de personas físicas o morales, ya sean mexicanas o extranjeras, con excepción de soberanos o gobiernos extranjeros.

El Capital Variable estará representado por Acciones Ordinarias, Nominativas, con Valor Nominal de $1.00 (UN PESO 00/100 MONEDA NACIONAL) y se ajustarán a cualquier otra característica prevista en la Asamblea de Accionistas que apruebe su emisión. Cualquier aumento de Capital Variable estará representado pro Acciones Serie “A-1” o Mexicanas; y por Acciones Serie “B-1” o de suscripción libre y deberán ser suscritas o adquiridas en propiedad por las personas indicadas en cada caso en los párrafos (1) y (2) anteriores, a no ser que cualquiera de dichas personas renuncie expresamente o no ejercite su derecho según se dispone en el Artículo Octavo más adelante.

SEPTIMO.- (1)  Todas las acciones representativas del capital social serán Nominativas e indivisibles, conferirán los mismos derechos e impondrán las mismas obligaciones a sus titulares y estarán representadas por títulos definitivos. La sociedad emitirá Certificados Provisionales mientras que se preparan los Títulos Definitivos.

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(2)           Los Títulos de Acciones Definitivos y los Certificados Provisionales deberán estar numerados consecutivamente dentro de cada serie y podrán amparar una o más acciones, contendrán las referencias a que se refiere el Artículo 125 ciento veinticinco de la Ley General de Sociedades Mercantiles, y el Artículo Quinto de estos Estatutos y estarán firmados por dos Consejeros, uno designado por los Accionistas de la Serie “A” y el otro por los Accionistas de la Serie “B” y llevarán adheridos cuando menos diez cupones numerados para cubrir el pago de Dividendos.

(3)           La sociedad mantendrá un Registro de Acciones de acuerdo con los requisitos del Artículo 128 ciento veintiocho de la Ley General de Sociedades Mercantiles. El Libro de Registro de Acciones identificará todas las transacciones de suscripción, adquisición o transmisión relacionadas con las acciones representativas del capital social dentro de los noventa (90) días siguientes a que esto ocurra. El Registro de Acciones también contenderá una declaración identificando al suscriptor o anterior propietario y al cesionario o comprador de las acciones. Para los efectos del Artículo 129 ciento veintinueve de la Ley General de Sociedades Mercantiles, la sociedad requerirá que cualquier comprador de acciones Serie “A” compruebe su nacionalidad Mexicana, o que ha recibido cualquier autorización gubernamental que se requiera, en su caso. En caso de que la prueba no sea oportuna o satisfactoria, dicha circunstancia se anotará en el Registro de Acciones.

(4)           Toda transferencia de acciones deberá cumplir con las restricciones sobre transferencias establecidas en el Capítulo Tercero de estos Estatutos.

OCTAVO.- Todo aumento en la parte Fija del Capital Social deberá ser aprobado de acuerdo con estos Estatutos en una Asamblea General Extraordinaria de Accionistas. Cualquier aumento a la parte Variable del Capital Social podrá ser

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aprobado por la Asamblea General Ordinaria de Accionistas. Ante un aumento de capital decretado por los Accionistas y uno de los Accionistas no efectúe su correspondiente aportación, su participación en el capital accionario de la compañía se verá disminuido en la misma proporción en que su aportación no fue hecha. La Asamblea de Accionistas proporcionará la forma y términos relativos a la emisión de acciones correspondiente, en el entendido de que los términos de dichas acciones deberán cumplir con las estipulaciones contenidas en este Artículo Octavo. Todos los aumentos de capital deberán estar representados en un 50% (cincuenta por ciento) por Acciones Mexicanas Serie “A” y “A-1” según corresponda y en un 50% (cincuenta por ciento) por acciones de libre suscripción Serie “B” y “B-1”. Los Accionistas de cada una de estas Series de Acciones tendrán el derecho de preferencia para suscribir las nuevas acciones a ser emitidas, en proporción al número de acciones de las que sean tenedores. La resolución adoptada por la Asamblea Extraordinaria u Ordinaria, según sea el caso, deberá publicarse por una sola vez, en el Periódico Oficial del domicilio de la sociedad y en uno de los periódicos de mayor circulación en dicho domicilio. Los Accionistas tendrán un período de quince (15) días naturales, contados a partir del día siguiente al de la última de las publicaciones mencionadas; dentro del cual podrán ejercitar el derecho de preferencia que aquí se confiere. Los Derechos de Preferencia de aquellos accionistas que renuncien expresamente a su derecho o no lo ejerciten dentro del período de tiempo concedido, pasarán a beneficio de los otros accionistas de la misma serie, quienes podrán ejercitar dicho derecho de preferencia dentro de un período adicional de quince (15) días contados a partir de la fecha en que efectivamente reciban aviso por separado de la sociedad, relativo a la disponibilidad del número de acciones no suscritas previamente y entregadas a cada accionista registrado como arriba se indica. Dicho aviso deberá

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publicarse en el Periódico Oficial como anteriormente se establece. Una vez transcurrido este período, en el caso de que haya acciones de la serie en cuestión que no hayan sido suscritas, los Accionistas de la otra serie tendrán el derecho de preferencia a suscribirlas en proporción a sus respectivas acciones, ejercitándolo mediante aviso y dentro de requerimientos tiempo similares a los establecidos anteriormente.

NOVENO. - En caso de una reducción del capital social, la misma afectará a todos los Accionistas de la sociedad, en proporción al número de acciones qua tenga cada uno. Los Accionistas de 1a sociedad expresamente renuncian a ejercitar el derecho de retiro, ya sea parcial o totalmente, al que se refieren los Artículos 220 doscientos veinte y 221 doscientos veintiuno de la Ley General de Sociedades Mercantiles.

CAPITULO TERCERO

TRANSFERENCIA DE ACCIONES

DECIMO. – (1)  Los Accionistas solo podrán transferir la totalidad o parte de sus acciones a un tercero con la autorización previa y por escrito del Consejo de Administración, cuya autorización se otorgará una vez que se cumplan las disposiciones de este Capítulo Tercero. Toda referencia en este Capítulo Tercero a “Acciones” o “Capital Social” significan las acciones Serie “A”, “A-1”, “B” y “B-1”, así como a cualquier otra forma o serie de capital social emitida por la sociedad después de que estos estatutos hayan sido aprobados por los Accionistas.

(2)           Cada título representativo de acciones de la sociedad deberá contener la siguiente leyenda:

“Por medio de este instrumento, se notifica que la transferencia de las acciones que ampara este título está sujeta a los términos y condiciones establecidos en el Capítulo Tercero de los Estatutos de la Sociedad y a los acuerdos contenidos en el Convenio de Accionistas celebrado con fecha

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primero (1o.) de Noviembre de 1995 entre PREMDOR INC., GRUPO IMSA, S.A. DE C.V. y ésta sociedad, en el que se establecen ciertos derechos de preferencia sobre las acciones amparadas por este título”.

DECIMO PRIMERO.- Ningún Accionista (el “Oferente”) podrá transferir la totalidad o parte de sus acciones (las “Acciones Ofrecidas”) sin antes otorgar a los demás Accionistas (los “Receptores de la Oferta”) la opción de comprar las mismas, bajo los siguientes términos y condiciones:

(1)           El Oferente deberá, mediante aviso por escrito enviado a cada Receptor de la Oferta, revelar todos los términos de la transferencia propuesta de las Acciones Ofrecidas (la “Oferta”), y ofrecer vender las Acciones Ofrecidas a los Receptores de la Oferta al precio y de acuerdo a los términos establecidos en la Oferta. E1 Oferente deberá también proporcionar cualesquiera otra información sobre la Oferta, que los Receptores de la Oferta pudieran razonablemente requerir para evaluar la Oferta, incluyendo una copia de la Oferta.

(2)           Los Receptores de la Oferta tendrán un período de treinta (30) días después de recibida la Oferta, para determinar si desean o no aceptar dicha Oferta. Si cualquier receptor de la Oferta elige aceptar la Oferta, dicho Receptor de la Oferta deberá notificarlo así al Oferente por escrito dentro de dicho período de treinta (30) días. Cualquier aceptación deberá ser por la totalidad y no por parte de las Acciones Ofrecidas. Si más de un Receptor de la Oferta elige aceptar la Oferta, los Receptores de la Oferta adquirirán las Acciones Ofrecidas en proporción al porcentaje de acciones de que sean tenedores, o en cualquier otra proporción que ellos acuerden entre sí.

(3)           En el caso de que uno o más Receptores de la Oferta acepten la Oferta dentro del período de treinta (30) días

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requerido, el cierre con respecto a la compra de las Acciones Ofrecidas tendrá lugar dentro de los sesenta (60) días siguientes a la última fecha de aceptación de la Oferta, de acuerdo al aviso en el que el Oferente especifique la fecha del cierre, el precio de la compra para las mismas y, en la medida en que haya más de un Receptor de la Oferta que elija aceptar la Oferta, el número de Acciones Ofrecidas a ser vendidas a cada uno de dichos Receptores de la Oferta en el entendido, sin embargo, que si cualquier autorización gubernamental o regulatoria es requerida, el tiempo para el pago que deberá realizar el correspondiente Receptor de la Oferta será ampliado por el tiempo necesario para obtener dicha autorización. En el cierre, el (los) Receptor(es) de la Oferta entregará(n) al Oferente el precio de compra especificado en la Oferta, contra el recibo de los títulos que amparen las Acciones Ofrecidas debidamente endosados en propiedad.

En caso que uno de los Receptores de la Oferta no acepte la Oferta, el derecho de adquirir las acciones corresponderá a los otros accionistas quienes tendrán la opción por un período de treinta (30) días a partir de la fecha en que el Receptor de la Oferta rechace comprar las acciones ofrecidas o al transcurrir el período de treinta (30) días.

(4)           Si ninguno de los Receptores de una Oferta, efectuada de conformidad con este Capítulo Tercero, dentro de dicho período de treinta (30) días, aceptara la oferta en los términos en que se recibió, entonces el Oferente quedará libre por un período de sesenta (60) días siguientes a la terminación del mencionado período de treinta (30) días, para vender la totalidad (pero no menos de la totalidad) de las Acciones Ofrecidas a una tercera persona no relacionada, en la inteligencia, de que, sin embargo, (a) el precio de venta no será menor, y los términos no serán más favorables al comprador, que aquellos establecidos en la Oferta, (b) si el

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nombre del tercero no hubiese sido revelado a los Receptores de la Oferta, el Oferente deberá hacerlo previamente a que la transferencia se realice para que se cumpla una vez más con lo dispuesto en los párrafos anteriores, y (c) si las acciones no se venden, o de cualquier otra forma, no se transfieren a una tercera persona dentro de un período de sesenta (60) días, entonces la venta o transferencia de las acciones estará sujeta una vez más a los derechos de preferencia de los demás Accionistas, de conformidad con lo dispuesto en este Artículo.

(5)           Todos los avisos relacionados con este Capítulo Tercero serán enviados a los domicilios que aparecen en el libro de Registro de Acciones de la Sociedad, personalmente, por telefax o por servicio de mensajería y surtirán efectos al ser recibidos por el destinatario del mismo. El cambio de la propiedad del control accionario de cualquiera de los Accionistas se deberá considerar para efectos del mismo como transmisión de acciones, y por lo tanto estará sujeto a la aprobación previa de la partes no transfirentes. En caso de que las partes no transfirentes no aprueben la transacción de transferencia, las partes no transfirentes tendrán el derecho preferente para adquirir las acciones de la compañía propiedad de la parte cuyas acciones controladoras se pretenden transferir.

Ninguna transferencia de acciones será legalmente efectiva si no se han seguido los procedimientos establecidos en este Capítulo Tercero.

DECIMO SEGUNDO. No obstante cualquier disposición en contrario establecida en estos Estatutos, cada Accionista podrá elegir transferir sus acciones a cualquier Sociedad, Asociación en Participación, Sociedad de Responsabilidad Limitada o Fideicomiso de las que el Accionista detente una participación rnayoritaria, tenga el control estatutario o de cualquier modo tenga el control administrativo y corporativo. En e1 caso de

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que un Accionista (el Cedente) ceda su interés en la Sociedad a su Subsidiaria bajo su control absoluto (el Cesionario) como se prevee en este Artículo Décimo Segundo, y en cualquier momento después de dicha cesión, el Cedente desee celebrar cualquier operación que tenga como resultado que el Cedente deje de tener el control y propiedad de los derechos de voto del Cesionario, entonces previamente y como condición para la celebración de dicha operación, el Cedente hará que el Cesionario retransfiera al Cedente o a cualquier otra compañía en la que el Cedente tenga dicho control y propiedad sobre sus derechos de voto el interés cedido de conformidad con este artículo. Además, ningún Accionista tendrá el derecho, a dar en prenda, hipotecar de cualesquier otra forma gravar sus acciones representativas del Capital Social de la Sociedad, sin el consentimiento por escrito de los demás Accionistas.

CAPITULO CUARTO

CONSEJO DE ADMINISTRACION

DECIMO TERCERO. - (1)  El manejo y administración de los negocios de la sociedad estarán encomendados a un Consejo de Administración que se integrará por un número par de Consejeros, que inicialmente se formará por seis (6) Consejeros, cada uno de los cuales será elegido en la Asamblea General Ordinaria de Accionistas. Los Accionistas presentes de la Serie “A”, por simple voto mayoritario elegirán tres (3) Consejeros y nombrarán hasta el mismo número de Suplentes (los Consejeros y Suplentes Serie “A”). Los Accionistas presentes Series “B” elegirán por simple voto mayoritario tres (3) Consejeros y nombrarán hasta un número igual de Suplentes (los Consejeros y Suplentes Serie “B”), ninguno de los cuales necesitarán ser de nacionalidad Mexicana.

(2)           Los Suplentes podrán actuar solo en ausencia de un Consejero designado por la misma Serie que designó al Suplente. Cuando se sustituya a un Consejero ausente, el Suplente tendrá

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el derecho de asistir a las juntas del Consejo de Administración, votar y ejercitar todas las demás facultades y derechos del Consejero ausente.

(3)           Los Consejeros Propietarios y Suplentes no necesitan ser Accionistas. Los Consejeros deberán ser elegidos en la primera Asamblea Ordinaria de Accionistas de cada ejercicio social para estar en funciones hasta la primera Asamblea Ordinaria de Accionistas del siguiente ejercicio social y/o hasta que sus respectivos sucesores sean elegidos y tomen posesión de sus cargos o bien hasta su renuncia o remoción anticipada. En el caso de que debido al retiro, muerte, renuncia o remoción que no coincida con la primera Asamblea Ordinaria de Accionistas del ejercicio social, existiere una vacante en el Consejo de Administración, se citará a una Asamblea Especial de Accionistas para nombrar un sucesor, aplicando, según corresponda, las reglas contenidas en el párrafo (1) de este Artículo.

DECIMO CUARTO. - Los Consejeros de la Serie “A” tendrán el derecho de designar de entre sus miembros a la persona que ocupe el cargo de Presidente del Consejo, durante el primer ejercicio social y los Consejeras de la Serie “B” nombrarán al Presidente del Consejo para el segundo ejercicio social, alternándose el derecho a tal designación en los ejercicios sociales subsecuentes entre los Accionistas de las Series de Acciones “A” y “B”. El Presidente tendrá los derechos y obligaciones conferidos expresamente por el Consejo de Administración o por la Asamblea General Ordinaria de Accionistas, según sea el caso. Así mismo, los Consejeros de la series de acciones que no sean los que designen al Presidente del Consejo en cualquier ejercicio social, tendrán el derecho de nombrar a un Vicepresidente del Consejo.

DECIMO QUINTO. – Las Sesiones del Consejo de Administración se celebrarán en el domicilio de la sociedad o

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en otra parte, según lo determine el Consejo. Las Sesiones pueden celebrarse en cualquier tiempo y deberán ser convocadas por el Presidente o el Secretario o por cualesquiera dos (2) Consejeros mediante aviso por escrito entregado personalmente, por fax o servicio de mensajería a cada Consejero recibido cuando menos diez (10) días naturales antes de la fecha de la Sesión. Dicho aviso especificará la fecha, hora, lugar de la Sesión e incluirá el Orden del Día, indicando el (los) objeto(s) para la cual se convoca a esa Sesión. El aviso no será necesario para cualquier junta en la cual estén presentes todos los Consejeros. Así mismo, cuando se requiera dar un aviso bajo cualquier disposición de estos Estatutos o de la Ley General de Sociedades Mercantiles, se considerará equivalente al aviso una renuncia por escrito firmada por la persona con derecho a recibir tal aviso, ya sea antes o después del tiempo ahí estipulado.

DECIMO SEXTO.- Para que las Sesiones del Consejo de Administración sean válidas, deberán asistir siempre la mayoría de los Consejeros o sus respectivos Suplentes, ya sea que se celebre la Sesión por virtud de primera o subsecuente Convocatoria. El Consejo de Administración adoptará sus resoluciones rnediante el voto rnayoritario de los Consejeros asistentes en la inteligencia de que se requerirá siempre el voto favorable de cuando menos un (1) Consejero designado por la Serie “A” o “A-1” y un (1) Consejero designado por la Serie “B” o “B-1” de Accionistas.

DECIMO SEPTIMO.- (1)  El Presidente no tendrá voto de calidad, presidirá las Sesiones del Consejo, en ausencia de éste presidirá el Vicepresidente, y en ausencia de éste último, presidirá el Consejero que se designe en la propia Sesión. El Secretario de la Sesión será la persona nombrada como Secretario del Consejo en ausencia de éste el Secretario Suplente será el que tome su lugar, en ausencia de ambos, el Consejo designará la persona que actuará como Secretario

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durante la Sesión.

(2)           Se elaborarán Actas de todas las Sesiones en español, y serán transcritas al Libro de Actas correspondiente a las Sesiones del Consejo de Administración, incluyendo la fecha, hora, lugar de la Sesión, los nombres de los Consejeros que asistan (sean Propietarios o Suplentes), las resoluciones que se adopten con respecto a cada uno de los puntos del Orden del Día correspondiente, indicando en cada caso el número de Consejeros que voten en favor de la resolución. La sociedad oportunamente proporcionará a cada Consejero una copia del Acta de cada Sesión (incluyendo una fiel traducción en inglés de la misma) independientemente si estuvo presente o ausente en la Sesión de que se trate.

(3)           Las resoluciones escritas adoptadas. por decisión unánime de todo los Consejeros o sus Suplentes, si son confirmadas en un documento fechado que tenga las firmas de cada uno de ellos, serán válidas y tendrán los mismos efectos como si hubiesen sido adoptadas en una Sesión del Consejo de Administración debidamente convocada. Dicho documento será firmado por el Secretario y transcrito en el Libro de Actas mencionado anteriormente. El Secretario entregará una copia certificada de las resoluciones a los Comisarios de la sociedad.

DECIMO OCTAVO.- El Consejo de Administración tendrá los siguientes poderes:

(a)           Manejar el negocio y propiedades de la sociedad, bajo un poder general para Actos de Administración de acuerdo con los términos del párrafo segundo del Artículo 2448 dos mil cuatrocientos cuarenta y ocho del Código Civil para e1 Estado de Nuevo León y los Artículos correlativos de los Códigos Civiles de los demás Estados de la República Mexicana.

(b)           Representar a la sociedad bajo un poder general para Pleitos y Cobranzas con toda la autoridad general y los poderes especiales que requieran cláusula especial de acuerdo con la

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Ley, sin limitación alguna, en los términos del párrafo primero del Artículo 2448 dos mil cuatrocientos cuarenta y ocho del Códigos Civil para el Estado de Nuevo León y los correlativos de los Códigos Civiles para los demás Estados de la República Mexicana, incluyendo la facultad para promover juicios de amparos, seguir las mismas en todas sus etapas y aún para desistirse del mismo.

(c)           Representar a la sociedad bajo un poder general para Actos de Dominio de acuerdo con los términos del tercer párrafo del Artículo 2448 dos mil cuatrocientos cuarenta y ocho del Código Civil para el Estado de Nuevo León y sus correlativos de los Códigos Civiles de los demás Estados de la República Mexicana.

(d)           Para firmar, aceptar, endosar, suscribir o avalar títulos de crédito de acuerdo con los términos del Artículo 9 nueve de la Ley General de Títulos y Operaciones de Crédito.

(e)           Establecer o cerrar oficinas, sucursales o agencias en cualquier parte dentro de la  República Mexicana o en el Extranjero.

(f)            Otorgar y revocar poderes, sean generales o especiales, para Pleitos y Cobranzas, Actos de Administración, Actos de Dominio así como para otorgar, aceptar, endosar, suscribir y avalar instrumentos de crédito, sujetos a las disposiciones del Artículo Décimo Octavo de estos Estatutos.

(g)           Expedir Convocatorias para Asambleas Generales de Accionistas proponiendo los asuntos a ser incluidos en el correspondiente Orden del Día y a llevar a cabo las resoluciones adoptadas en las mismas.

(h)           Participar en el capital social de otras empresas.

(i)            Abrir y cancelar cuentas bancarias en nombre la sociedad y designar a las personas que girarán contra las mismas.

(j)            Designar y remover en la forma establecida en el

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Artículo Vigésimo Primero al Director General y a los demás funcionarios que le reporten al Director General de la sociedad, fijando sus deberes, condiciones de trabajo, compensación y sus poderes y facultades.

(k)           Celebrar contratos individuales y contratos colectivos de trabajo e intervenir en 1a preparación de los reglamentos interiores de trabajo.

(l)            Delegar, en ciertos casos, sus facultades a uno o más Consejeros, estableciendo las obligaciones que deberán observarse en sus términos.

(m)          En general, llevar a cabo todos los actos autorizados por estos Estatutos o que sean consecuencia de los mismos, ya solucionar todos los asuntos de la sociedad que la Ley y estos Estatutos no reserven especialmente a las Asambleas Generales de Accionistas.

DECIMO NOVENO.- El Consejo de Administración someteré a la Asamblea General Ordinaria de Accionistas dentro de los primeros cuatro meses de cada ejercicio social, un informe en los términos del Artículo 172 ciento setenta y dos de la Ley General de Sociedades Mercantiles.

CAPITULO QUINTO

FUNCIONARIOS

VIGESIMO.- (1)  Salvo que se disponga de otra manera en este Capítulo Quinto, el Consejo de Administración, en su primera Sesión después de la Asamblea Ordinaria de Accionistas de cada ejercicio social, y de acuerdo con el Artículo Décimo Cuarto, nombrará un Director o Gerente General y un Secretario si es que no fueren nombrados en la Asamblea de Accionistas. El Director, Gerente General o Secretario no necesitarán ser Consejeros. El Director o Gerente General desempeñará su cargo por dicho término y tendrá los poderes y cumplirá con las obligaciones que sean determinadas de tiempo en tiempo por el Consejo de Administración, de acuerdo con estos Estatutos.

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(2)           El Consejo de Administración podrá remover al Director General de la sociedad en cualquier tiempo, con o sin causa, mediante el voto mayoritario de los Consejeros de acuerdo con el Artículo Décimo Sexto. Hasta en tanto el Consejo de Administración nombre un funcionario para cubrir cualquier vacante que ocurra en cualquier cargo de la sociedad, haya sido o no causada dicta vacante por remoción, renuncia, muerte o por cualquier otra causa, el Presidente del Consejo de la sociedad estará facultado para nombrar temporalmente a un funcionario interino por un termino que no excederá de ciento veinte (120) días naturales (el “Período Interino”); en el entendido de que, sin embargo, el Período Interino se extenderá automáticamente por otros ciento veinte (120) días naturales en caso de que el Consejo de Administración no nombrare un funcionario para que suceda al Funcionario Interino dentro del Período Interino.

(3)           Los funcionarios no necesitan ser Consejeras o Accionistas de la sociedad.

VIGESIMO PRIMERO.- El Director General será el funcionario de mayor jerarquía en la sociedad, será responsable de las operaciones generales y administración de la sociedad y tendrá el poder y deberes que le otorgue el Consejo de Administración.

VIGESIMO SEGUNDO.- El Secretario asistirá a todas las Sesiones del Consejo de Administración y a todas las Asambleas de Accionistas y registrará todos los procedimientos en un libro o libros de actas a ser llevados para este objeto. El Secretario dará o hará que se de aviso de todas las Asambleas de Accionistas y Juntas del Consejo de Administración; y llevará a cabo los demás deberes que prescriba el Consejo de Administración. El Secretario tendrá la custodia de los Libros de Actas de las Asambleas de Accionistas y de las Juntas de Consejo, así coma el Registro de Acciones. A solicitud y prueba satisfactoria de su titularidad, el Secretario podrá expedir copias de los asientos contenidos en dichos libros.

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CAPITULO SEXTO

ASAMBLEA DE ACCIONISTAS

VIGESIMO TERCERO.- (1)  La Asamblea General constituye la autoridad suprema de la sociedad y, par lo tanto, tiene los poderes más amplios para resolver y ratificar los actos y operaciones de la sociedad. Sus resoluciones se llevarán a cabo por una persona designada por la Asamblea y, a falta de dicha designación, por el Presidente del Consejo de Administración.

(2)           Las Asambleas Generales de Accionistas serán Ordinarias o Extraordinarias y se celebrarán en el domicilio de la sociedad. Las Asambleas podrán celebrarse en otro lugar solo bajo causas de fuerza mayor o caso fortuito.

(3)           Las resoluciones escritas adoptadas por decisión unánime de todos los Accionistas, serán válidas y tendrán los mismos efectos que si hubieran sido adoptadas en una Asamblea de Accionistas debidamente convocada, si son confirmadas en un documento fechado y que lleve las firmas de cada uno de los Accionistas. Dicho documento deberá ir firmado por el Secretario y ser transcrito en el Libro de Actas a que se refiere el Artículo Trigésimo Segundo de estos Estatutos. Todos los anexos del mismo se adjuntarán al expediente correspondiente. El Secretario entregará una copia certificada de tales resoluciones a los Comisarios de la sociedad.

VIGESIMO CUARTO.- Las Asambleas Ordinarias de Accionistas se celebrarán cuando menos una vez al año dentro de los primeros cuatro meses siguientes al cierre del ejercicio social y conocerán de los siguientes asuntos:

a) Discutir, aprobar o modificar el informe del Consejo de Administración a que se refiere el Artículo 172 ciento setenta y dos de la Ley General de Sociedades Mercantiles, tomando en cuenta el informe de los Comisarios.

b) Nombrar los Consejeros y Comisarios de la sociedad, en los términos establecidos en los Artículos Décimo Tercero y Vigésimo Cuarto de estos Estatutos.

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c) Determinar la remuneración, si la hubiere, pagadera a los Consejeros y a los Comisarios.

d) Cualquier otro asunto quo no esté reservado pare las Asambleas Extraordinarias de Accionistas.

VIGESIMO QUINTO.- Las Asambleas Extraordinarias de Accionistas pueden celebrarse en cualquier tiempo y conocerán de los siguientes asuntos, o cualquier otro asunto que sea designado por la Ley o por estos Estatutos como asuntos para una Asamblea Extraordinaria de Accionistas:

I. Extensión de la duración de la sociedad.

II. Disolución anticipada de la sociedad.

III. Aumento o reducción del Capital Mínimo Fijo.

IV. Cambio del Objeto de la sociedad.

V. Cambio de nacionalidad de la sociedad.

VI. Transformación de la sociedad.

VII. Fusión con otra sociedad.

VIII. Emisión de acciones preferentes.

IX. Amortización por la sociedad de sus propias acciones y emisión de acciones que no representan el capital social pero tengan derecho a participar en las utilidades.

X. Emisión de bonos.

XI. Cualquier otra enmienda a los Estatutos Sociales.

XII. Cualquier otro asunto para el cual 1a Ley o los Estatutos sociales requieren un quórum especial.

VIGESIMO SEXTO.- (1)  Las Asambleas de Accionistas, tanto Ordinarias como Extraordinarias, podrán celebrarse siempre que las mismas sean convocadas por el Consejo de Administración, dos (2) Consejeros o por el Comisario, dando cumplimiento a las disposiciones del Artículo 168 ciento sesenta y ocho, 184 ciento ochenta y cuatro o como está previsto en el Artículo 185 ciento ochenta y cinco de la Ley General de Sociedades Mercantiles.

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(2)           Las Convocatorias a las Asambleas Generales Accionistas deberán ser firmadas por la persona que la emita e indicar la fecha, hora y lugar para la Asamblea, así como contener el Orden del Día indicando el o los propósitos específico(s) para lo cual es convocada. La Convocatoria deberá indicar también si es primera, segunda o ulterior Convocatoria, la cual deberá ser publicada en algún periódico de mayor circulación dentro del domicilio social La Convocatoria se publicará por lo menos quince (15) días antes de la fecha establecida para la Asamblea, en el caso de primera Convocatoria, y en caso de segunda Convocatoria se publicará cuando menos dentro de los quince (15) días siguientes a la fecha fijada por la Asamblea en la primera Convocatoria, y cuando menos siete (7) días antes de la nueva fecha fijada para la Asamblea. Las Convocatorias para cualquier Asamblea General de Accionistas deberán además ser entregadas personalmente, por telefax o servicio de mensajería, cuando menos quince (15) días antes de la fecha fijada para la celebración de dicha Asamblea, a cualquier persona o entidad que posea el 33% (treinta y tres por ciento) o más del capital social suscrito y pagado de acuerdo con lo asentado en el Registro de Acciones de la sociedad, a los domicilios que aparecen en dicho libro. Para fines de este Artículo, las Convocatorias se considerarán entregadas cuando realmente sean recibidas por los Accionistas a quienes van dirigidas.

(3)           Si todas las acciones están representadas en la Asamblea, la Asamblea podrá llevarse a cabo sin Convocatoria previa; sin embargo, a fin de qua las resoluciones a ser adoptadas en dicha Asamblea sean válidas, todas las acciones deberán estar representadas al tiempo de votar sobre dichas resoluciones.

VIGESIMO SEPTIMO.- Para que una Asamblea Ordinaria de

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Accionistas sea legalmente instalada, cuando menos el 65% (sesenta y cinco por ciento) de las acciones suscritas y pagadas del capital social deben estar representadas y las resoluciones serán válidas cuando sean adoptadas por el voto afirmativo de una mayoría de acciones en circulación. En el caso de que la Asamblea no pueda celebrarse en la fecha fijada para la misma, se hará una segunda Convocatoria indicando dicha circunstancia. Una Asamblea celebrada en virtud de una segunda Convocatoria, se considerará legalmente instalada sin importar el número de acciones representadas en la misma y las resoluciones serán válidas cuando sean adoptadas por el voto afirmativo de la mayoría de las acciones representadas de cuando menos el 65% (sesenta y cinco por ciento) de las acciones suscritas y pagadas del capital social.

VIGESIMO OCTAVO.- Para que una Asamblea Extraordinaria de Accionistas sea legalmente instalada, en primera, segunda o ulterior Convocatoria, cuando menos el 75% (setenta y cinco por ciento) del capital social suscrito y pagado deberá estar representado en la misma, y las resoluciones se adoptarán mediante el voto de las acciones que representen el 65% (sesenta y cinco por ciento) de las acciones suscritas y pagadas del capital social.

VIGESIMO NOVENO.- Si en una Asamblea debidamente convocada no es posible tratar todos los asuntos para los que fue convocada, debido a falta de tiempo, la Asamblea podrá ser diferida para continuar el siguiente día hábil, sin necesidad de una nueva Convocatoria.

TRIGESIMO.- (1)  En todas las Asambleas de Accionistas cada acción representativa del capital social, ya sea Serie “A” o Serie “B”, tendrá derecho a un voto.

(2)           Para que los Accionistas sean admitidos en las Asambleas, será necesario que estos se encuentren registrados en el Registro de Acciones como los propietarios de acciones

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representativas del Capital Social. Además, los Accionistas deberán depositar sus acciones en la Tesorería de la Sociedad o en cualquier Institución Bancaria Nacional o Extranjera, misma que deberá expedir el certificado relativo de la constitución del depósito.

(3)           Cualquier Accionista podrá ser representado en una Asamblea por un apoderado con poder especial, siendo suficiente una simple carta poder.

(4)           Para que las resoluciones sean adoptadas válidamente en cualquier Asamblea de Accionistas, deberán ser concernientes y estar dentro del alcance de los asuntos listados en el Orden del Día de la Asamblea de que se trata.

TRIGESIMO PRIMERO.- El Presidente designará uno a más de los Accionistas o sus representantes para que actúen como Escrutadores, para que estos determinen si hay quórum para que pueda instalarse la Asamblea.

TRIGESIMO SEGUNDO. - Las Actas de todas las Asambleas de Accionistas se prepararán en español, aún aquellas no instaladas debido a falta de quórum. Dichas Actas se registrarán en el Libro de Actas y deberán ser firmadas por las personas que actuaron como Presidente y Secretario y por los Comisarios que asistieren. Los documentos que justifiquen que las Convocatorias fueron efectuadas en los términos establecidos por estos Estatutos, así como la lista de asistencia y cualquier otro documento que se presente en la Asamblea serán agregados al expediente de la Asamblea. Se entregarán a los Accionistas o sus representantes tan pronto como sea posible copias de cada Acta de las Asambleas de Accionistas, incluyendo una traducción fiel al inglés.

CAPITULO SEPTIMO

VIGILANCIA DE LA COMPAÑIA

TRIGESIMO TERCERO.- Los Accionistas de cada serie de acciones tendrán derecho a nombrar un Comisario y un Suplente,

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a quienes la vigilancia de los asuntos de la a sociedad será encomendada. Ni los Comisarios Propietarios ni los Suplentes necesitan ser Accionistas.

TRIGESIMO CUARTO.- Los Comisarios desempeñarán sus cargos por un período de un año y podrán ser reelectos, y continuarán desempeñando sus funciones hasta que sus sucesores hayan sido debidamente nombrados, calificados y tomes posesión de su cargo.

TRIGESIMO QUINTO. - Los Comisarios tendrán las facultades y obligaciones establecidas en la Ley General de Sociedades Mercantiles.

CAPITULO OCTAVO

SOCIEDADES SUBSIDIARIAS

TRIGESIMO SEXTO.- Las siguientes reglas se aplicarán a cualquier sociedad o entidad en que la sociedad pudiera tener algún interés directa o indirectamente, ya sea actualmente o en el futuro a través de la constitución o adquisición como se prevee en los Estatutos.

a)             Los Estatutos de dicha sociedad subsidiaria serán adoptados o modificados para que sean substancialmente similares a los Estatutos de esta sociedad, incluyendo:

1)             La disposición de tener dos series de acciones, Serie “A” para representar 50% (cincuenta por ciento) del capital social y Serie “B” para representar 50% (cincuenta por ciento) del capital social.

2)             La disposición de tener un número par de Consejeros cada uno de los cuales se elegirá en la Asamblea General Ordinaria. Los Accionistas de las Series “A” presentes elegirán por simple mayoría la mitad de los Consejeros y designarán al mismo número de Suplentes (los Consejeros Propietarios y Suplentes de la Serie “A”). Los Accionistas de la Serie “B” presentes elegirán por simple mayoría la mitad de los Consejeros y designarán el mismo número de Suplentes (los

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Consejeros Propietarios y Suplentes de la Serie “B”), ninguno de los cuales necesitará ser de nacionalidad mexicana.

3)             El quórum y las mayorías de votación para las Asambleas de Accionistas y Sesiones del Consejo de Administración, deberán ser las mismas que se preveen en el Artículo Décimo Sexto de estos Estatutos.

4)             La designación del Presidente del Consejo de Administración será un derecho alterno de los Consejeros designados por cada serie de acciones, que se ejercitará anualmente y será designado de entre los miembros del Consejo de la serie que ejercite dicho derecho. Los Accionistas de la Serie “A” tendrán el derecho de designar al Presidente del Consejo de Administración para el primer ejercicio fiscal de la sociedad.

b)            El Consejo de Administración de la sociedad, designará los apoderados para representar las acciones de la sociedad subsidiaria en sus Asambleas de Accionistas como sigue:

1)             Los consejeros de la sociedad elegidos por los Accionistas de la Serie “A” designarán por simple mayoría de votos al apoderado para representar a la Serie “A” de acciones de la sociedad subsidiaria.

2)             Los Consejeros de la sociedad elegidos por los Accionistas de la Serie “B”, designarán por simple mayoría de votos al apoderado para representar la Serie “B” de acciones de la sociedad subsidiaria.

CAPITULO NOVENO

EJERCICIO SOCIAL, PERDIDAS Y GANANCIAS

Y BALANCE GENERAL

TRIGESIMO SEPTIMO.- El ejercicio social empezará en Enero lo primero y terminará el 31 treinta y uno de Diciembre de cada año.

TRIGESIMO OCTAVO.- Al cierre de cada ejercicio social, se preparará un balance de acuerdo a lo previsto en el Artículo

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172 ciento setenta y dos de la Ley General de Sociedades Mercantiles. Dicho balance será auditado por auditores externos.

TRIGESIMO NOVENO.- Las utilidades netas anuales que aparecen en el balance y los estados financieros a que se refiere el Artículo que antecede, se aplicarán como sigue en la Asamblea General Ordinaria de Accionistas:  (a) 5% (cinco por ciento) de las utilidades netas se usará para establecer o aumentar la reserva legal hasta que dicha reserva llegue a la cantidad equivalente al 20% (veinte por ciento) del capital social, y (b) y al remanente se aplicará conforme resuelva la Asamblea de Accionistas, sin embargo, ninguna utilidad se pagará a los Accionistas si existen pérdidas de años anteriores que sean reflejadas en la hoja de balance de la compañía.

CUADRAGESIMO.- Las Pérdidas, si las hubiere, serán absorbidas por los Accionistas en proporción al número de sus acciones y hasta el valor de las mismas.

CAPITULO DECIMO

DISOLUCION Y LIQUIDACION

DE LA COMPAÑIA

CUADRAGESIMO PRIMERO. - La sociedad se disolverá a la expiración del término de su duración como se establece en el Artículo Tercero o antes de dicha expiración en virtud de cualquiera de los casos previstos en las Secciones II, IV y V del Artículo 229 doscientos veintinueve de la Ley General de Sociedades Mercantiles o por resolución adoptada por los Accionistas en Asamblea Extraordinaria de Accionistas de acuerdo con estos Estatutos.

CUADRAGESIMO SEGUNDO.- Una vez declarada la disolución de sociedad, ésta será liquidada. En este caso, la Asamblea Extraordinaria de Accionistas que acuerde la disolución nombrará un Liquidador.

La Asamblea igualmente determinará las facultades del

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Liquidador, estableciendo las bases a las que éste habrá de sujetarse, y también fijará su compensación. Cualquier Accionista o grupo de Accionistas que represente cuando menos el 25% (veinticinco por ciento) del capital social, tendrá el derecho de nombrar un Liquidador.

CUADRAGESIMO TERCERO.- (1) Durante el período de liquidación, los Accionistas celebrarán Asambleas en la misma forma como se establece en estos Estatutos y en la Ley General de Sociedades Mercantiles.

(2)           El Liquidador o Liquidadores asumirán los deberes desempeñados hasta ese momento por el Consejo do Administración además de las características naturales que dichos cargos confieren.

(3)           Los Comisarios continuarán desempeñando los mismos deberes con respecto a los Liquidadores que los que desempañaban con relación al Consejo de Administración.

CAPITULO DECIMO PRIMERO

DISPOSICIONES GENERALES

CUADRAGESIMO CUARTO. - Para todos los asuntos no específicamente previstos en estos Estatutos, se aplicarán las disposiciones de la Ley General de Sociedades Mercantiles.

T R A N S I T O R I O S

PRIMERO.- El Capital Social ha quedado debidamente suscrito y pagado en la proporción que enseguida se describe:

ACCIONISTAS	ACCIONES	SERIE	CAPITAL

GRUPO IMSA, S.A. DE C.V.	49,999	“A”	$49,999.00

	40’094,210	“A-1”	40’094,201.00

CORPORATIVO GRUPO IMSA, S.A. DE C.V.	1	“A”	1.00

	40’144,210		$40’144,201.00

SEGUNDO.- El primer Ejercicio social será Irregular y comprenderá de la fecha de la presente escritura al 31 de Diciembre de 1996.

TERCERO. -Para el primer ejercicio de la sociedad se ha

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adoptado como sistema de administración el de Consejo de Administración designando a las siguientes personas, quienes aceptan desempeñar el cargo que se les confiere.

CARGO	PROPIETARIOS	SUPLENTES

PRESIDENTE	LIC. EUGENIO CLARIOND REYES	LIC. SANTIAGO CLARIOND REYES

VICE PRESIDENTE	PHILIP S. ORSINO	SR. ROBERT TUBBESING

SECRETARIO	LIC. FERNANDO CANALES CLARIOND	ING. MARCELO CANALES CLARIOND

VOCAL	LIC. BENJAMIN CLARIOND REYES	ING. ANDRES FRANCO ABASCAL

VOCAL	HARLEY ULSTER	CHARLES WELKER

VOCAL	LARRY REPAR	RALPH MARTINO

CUARTO.- La designación de él o los Comisarios se hará en la primera Acta de Asamblea General Ordinaria que se celebre.

QUINTO.- Se designan como Apoderado de la sociedad al señor Licenciado THOMAS JOSEPH HODGERS McCARRON a quien se le otorgan las siguientes facultades:

A).-         PODER GENERAL PARA PLEITOS Y COBRANZAS, para representar a la Sociedad con todas las facultades generales y las especiales que requieran cláusula especial conforme a la Ley sin limitación alguna en los términos de los artículos 2448 dos mil cuatrocientos cuarenta y ocho, párrafo primero y 2481 dos mil cuatrocientos ochenta y uno, del Código Civil vigente en el Estado de Nuevo León y sus correlativos 2554 dos mil quinientos cincuenta y cuatro, párrafo primero y 2587 dos mil quinientos ochenta y siete, del Código Civil para el Distrito Federal. En consecuencia el REPRESENTANTE LEGAL queda facultado para representar a la Sociedad ante personas físicas, morales y ante toda clase de Autoridades de cualquier fuero, sean Judiciales (Civiles o Penales), Administrativas a del Trabajo, tanto del orden federal; como local, en toda la extensión de la República y en el Extranjero en juicio o fuera de él; promover toda clase de juicios de carácter Civil, Penal o Laboral, incluyendo el Juicio de Amparo, seguirlos en todos sus trámites y desistirse de ellos; interponer recursos de aclaración de

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sentencia, revocación, apelación y cualesquier otro; consentir los favorables y pedir revocación por contrario imperio; contestar las demandas que se interpongan en contra de la Sociedad; formular y presentar querellas, denuncias o acusaciones y coadyuvar con el Ministerio Público en procesos penales, pudiendo constituír a la Sociedad como parte civil en dichos procesos y otorgar perdones cuando a su juicio el caso lo amerite; reconocer firmas, documentos y redarguir de falsos los que se presenten por la contraria; presentar testigos, ver presentar a los de la contraria interrogarlos y repreguntarlos, articular y absolver posiciones, transigír y comprometer en árbitros y recusar Magistrados, Jueces y demás funcionarios judiciales, administrativos sin causa, con causa o bajo protesta de Ley, nombrar peritos.

B).-          En los Juicios o Procedimientos Laborales tendrá la REPRESENTACION LEGAL a que se refieren los Artículos 11 once, 692 seiscientos noventa y dos, fracciones II y III, 694 seiscientos noventa y cuatro, 695 seiscientos noventa y cinco, 786 setecientos ochenta y seis, 876 ochocientos setenta y seis, fracciones I y VI, 899 ochocientos noventa y nueve, en relación en lo aplicable con las normas de los capítulos XII y XVII del Título Catorce, todos de la Ley Federal del Trabajo en vigor, con las atribuciones, obligaciones y derechos que en materia de personalidad se refieren dichos dispositivos legales. En consecuencia el REPRESENTANTE LEGAL señor Licenciado THOMAS JOSEPH HODGERS McCARRON en representación de la Sociedad podrá comparecer a juicio laboral con todas las atribuciones y facultades que se menciona en los incisos A), B) y C) de este instrumento, en lo aplicable y además podrá en nombre de la empresa absolver posiciones, transigir y convenir con la  parte actora, obligándose la Poderdante a lo convenido; podrá concurrir en representación de la Empresa a la Audiencia de Conciliación y Demanda Y Excepciones y ofrecimiento y admisión

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de pruebas, con las atribuciones más amplias ratificando la Poderdante todo lo que el REPRESENTANTE LEGAL haga en la Audiencia.

C).-          PODER GENERAL PARA ACTOS DE ADMINISTRACION, con todas la facultades administrativas generales y las especiales que requieran cláusula especial conforme a la Ley, en los términos del párrafo segundo de los Artículos 2448 dos mil cuatrocientos cuarenta y ocho, el Código Civil del Estado de Nuevo León y su concordante el 2554 dos mil quinientos cincuenta y cuatro, del Código Civil del Distrito Federal, en materia común, aplicable en toda la República en materia federal.

D).-         PODER CAMBIARIO, con las siguientes facultades: Tendrá poder general para emitir, otorgar, suscribir, aceptar, avalar, librar, endosar y ceder toda clase de títulos de crédito de conformidad con los artículos 9o. novena y 85 ochenta y cinco, de la Ley General de Títulos y Operaciones de Crédito.

E). -         El señor Apoderado no podrá delegar ni sustituir total o parcialmente los poderes que se le confieren por el presente instrumento.

SEXTO.- Se designa como apoderado de la sociedad al señor Ingeniero JESUS TOMAS GONZALEZ NIETO, a quien se le otorgan las siguientes facultades y atribuciones:

A).-         PODER GENERAL PARA PLEITOS Y COBRANZAS, para representar a la Sociedad con todas las facultades generales y las especiales que requieran cláusula especial conforme a la Ley sin limitación alguna en los términos de los artículos 2448 dos mil cuatrocientos cuarenta y ocho, párrafo primero y 2481 dos mil cuatrocientos ochenta y uno, del Código Civil vigente en el Estado de Nuevo León y sus correlativos 2554 dos mil quinientos cincuenta y cuatro, párrafo primero y 2587 dos mil quinientos ochenta y siete, del Código Civil para el Distrito

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Federal. En consecuencia el REPRESENTANTE LEGAL queda facultado para representar a la Sociedad ante personas físicas, morales y ante toda clase de Autoridades de cualquier fuero, sean Judiciales (Civiles o Penales), Administrativas o del Trabajo, tanto del orden federal; como local, en toda la extensión de la República y en el Extranjero en juicio o fuera de él; promover clase de juicios de carácter Civil, Penal o Laboral, incluyendo el Juicio de Amparo, seguirlos en todos sus trámites y desistirse de ellos; interponer recursos de aclaración de sentencia, revocación, apelacíon y cualesquier otro; consentir los favorables y pedir revocación por contrario imperio; contestar las demandas que se interpongan en contra de la Sociedad; formular y presentar querellas, denuncias o acusaciones y coadyuvar con el Ministerio Público en procesos penales, pudiendo constituír a la Sociedad como parte civil en dichos procesos y otorgar perdones cuando a su juicio el caso lo amerite; reconocer firmas, documentos y redarguir de falsos los que se presenten por la contraria; presentar testigos, ver presentar a los de la contraria interrogarlos y repreguntarlos, articular y absolver posiciones, transigir y comprometer en árbitros y recusar Magistrados, Jueces y demás funcionarios judiciales, administrativos sin causa, con causa o bajo protesta de Ley, nombrar peritos.

B).-          En los Juicios o Procedimientos Laborales tendrá la REPRESENTACION LEGAL a que se refieren los Artículos 11 once, 692 seiscientos noventa y dos, fracciones II y III, 694 seiscientos noventa y cuatro, 695 seiscientos noventa y cinco, 786 setecientos ochenta y seis, 876 ochocientos setenta y seis, fracciones I y VI, 899 ochocientos noventa y nueve, en relación en lo aplicable con las normas de los capítulos XII y XVII del Título Catorce; todos de la Ley Federal del Trabajo en vigor, con las atribuciones, obligaciones y derechos que en materia de personalidad de refieren dichos dispositivos legales. En

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consecuencia el REPRESENTANTE LEGAL señor Ingeniero JESUS TOMAS GONZALEZ NIETO, en representación de la Sociedad podrá comparecer a juicio laboral can todas las atribuciones y facultades que se menciona en los incisos A), C), D) y E) de este instrumento, en lo aplicable y además podrá en nombre de la empresa absolver posiciones, transigir y convenir con la parte actora, obligándose la Poderdante a lo convenido; podrá concurrir en representación de la Empresa a la Audiencia de Conciliación y Demanda y Excepciones y ofrecimiento y admisión de pruebas, con las atribuciones más amplias ratificando la Poderdante todo lo que el REPRESENTANTE LEGAL haga en la Audiencia.

C).-          PODER GENERAL PARA ACTOS DE ADMINISTRACION, con todas las facultades administrativas generales y las especiales que requieran cláusula especial conforme a la Ley, en los términos del párrafo segundo de los Artículos 2448 dos mil cuatrocientos cuarenta y ocho, del Código Civil del Estado de Nuevo León y su concordante el 2554 dos mil quinientos cincuenta y cuatro, del Código Civil del Distrito Federal, en materia común, aplicable en toda la República en materia federal.

D).-         PODER CAMBIARIO, con las siguientes facultades: Tendrá poder general para emitir, otorgar, suscribir, aceptar, avalar, librar, endosar y ceder toda clase de títulos de crédito de conformidad con los artículos 90. noveno y 85 ochenta y cinco, de la Ley General do Títulos y Operaciones de Crédito.

E).-          Conferir poderes generales y especiales con facultades de sustitución o sin ellas y revocarlos.

P E R S O N A L I D A D

I.- El señor Licenciado JOSE ENRIQUE GONZALEZ GONZALEZ, acredita el carácter con quo comparece y la existencia legal de MULTUPANEL, S.A. DE C.V., con los siguientes documentos:

a).- Con el acta que ha quedado protocolizada.

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b).- Primer testimonio de 1a escritura pública número 13,051 trece mil cincuenta y uno, de fecha 1o. primero de diciembre de 1984 mil novecientos ochenta y cuatro, otorgada ante la fe del suscrito Notario, inscrito bajo el número 1922 mil novecientos veintidos, Folio 117 ciento diecisiete, volumen 272 doscientos setenta y dos, Libro número 3 tres, Segundo Auxiliar, Escrituras de Sociedades Mercantiles, Sección de Comercio, con fecha 19 diecinueve de diciembre de 1984 mil novecientos ochenta y cuatro, relativa a la constitución de la sociedad denominada de MULTYPANEL, S.A. DE C.V., previo Permiso de la Secretaría de Relaciones Exteriores número 65231 sesenta y cinco mil doscientos treinta y uno, Expediente número 898154 ochocientos noventa y ocho mil ciento cincuenta y cuatro, de fecha 15 quince de noviembre de 1984 mil novecientos ochenta y cuatro.

La existencia legal de MULTYPANEL, S.A. DE C.V., se transcribirá en documentos del apéndice de mi protocolo, de acuerdo con el artículo 106 ciento seis, Fracciones VIII octava y IX novena de la Ley del Notariado en vigor.

G E N E R A L E S

El señor Licenciado JOSE ENRIQUE GONZALEZ GONZALEZ, manifestó ser:  mexicano por nacimiento, originario de Matamoros, Tamaulipas, nacido el día 21 de de Marzo de 1951, casado, profesionista, al corriente en el pago del Impuesto sobre la Renta sin comprobarlo con Registro Federal de Contribuyentes número GOGE-510321 y con domicilio convencional en Avenida Munich número 175 ciento setenta y cinco, Colonia Cuauhtémoc, en San Nicolás de los Garza, Nuevo León y de paso en esta Ciudad.

YO, EL NOTARIO, DOY FE:-I.- De la verdad de este acto; II.- De que conozco personalmente al compareciente, a quienes considero con la capacidad legal necesaria para otorgar el acto jurídico de que se trata, sin que me conste nada en contrario; III.- de que tuve a la vista los documentos de que se tomo

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razón; IV.- De que lo relacionado e inserto concuerda con sus originales; V.- De que se cumplieron los requisitos que señalan los artículos 106 de la Ley del Notariado vigente en el Estado de Nuevo León y las disposiciones fiscales aplicables al presente acto; y VI.- De que leída que le fué por mi, el Notario, esta acta a su otorgante, a quien le hice saber el derecho que tiene de leerla por si mismo, explicándole su alcance y efectos legales, la ratifica y firma ante mi, hoy día de su otorgamiento, autorizando de inmediato el presente instrumento.- DOY FE.

LIC. JOSE ENRIQUE GONZALEZ GONZALEZ.- LIC. JESUS MONTAÑO GARCIA.- Firmados y Sello Notarial de Autorizar.

Autorizo definitivamente el presente instrumento hoy día 26 veintiseis de Enero de 1996 mil novecientos noventa y seis, fecha en que la sociedad presentó su solicitud de inscripción en el Registro Federal de Contribuyentes. DOY FE.

DOCUMENTOS DEL APENDICE

P E R S O N A L I D A D

El señor Licenciado JOSE ENRIQUE GONZALEZ GONZALEZ, acredita la existencia legal de MULTYPANEL, S.A. DE C.V., con el siguiente documento:

a).- Primer testimonio de la escritura pública número 13,051 trece mil cincuenta y uno, de fecha lo. primero de diciembre de 1984 mil novecientos ochenta y cuatro, otorgada ante la fe del suscrito Notario, inscrito bajo el número 1922 mil novecientos veintidos, Folio 117 ciento diecisiete, volumen 272 doscientos setenta y dos, Libro número 3 tres, Segundo Auxiliar, Escrituras de Sociedades Mercantiles, Sección de Comercio, con fecha 19 diecinueve de diciembre de 1984 mil novecientos ochenta y cuatro, relativa a la constitución de la sociedad denominada de MULTYPANEL, S.A. DE C.V., previo Permiso de la Secretaria de Relaciones Exteriores número 65231 sesenta y cinco mil doscientos treinta y uno, Expediente número 898154 ochocientos noventa y ocho mil ciento cincuenta y cuatro, de fecha

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15 quince de noviembre de 1984 mil novecientos ochenta y cuatro.

b).- Primer testimonio de la escritura pública número 22, 785 veintidos mil setecientos ochenta y cinco, de fecha 10 diez de mayo de 1989 mil novecientos ochenta y nueve, otorgada ante la fe del suscrito Notario, inscrito bajo el número 3265 tres mil doscientos sesenta y cinco, volumen 191-66 ciento noventa y uno guión sesenta y seis, Libro número 4 cuatro, Tercer Auxiliar, Actos y Contratos Diversos, Sección de Comercio con fecha 28 veintiocho de julio de 1989 mil novecientos ochenta y nueve en el Registro Público de la Propiedad y del Comercio Primer Distrito en esta ciudad, relativa a la protocolización del acta de Asamblea General Extraordinaria de accionistas de MULTYPANEL, S.A. DE C.V., celebrada el día 21 veintiuno de diciembre de 1988 mil novecientos ochenta y ocho, en la que se acordó cambiar el domicilio social de San Nicolás de los Garza, Nuevo León, a esta ciudad de Monterrey, Nuevo León y reformar el artículo CUARTO de los Estatutos Sociales, previo permiso de la Secretaria de Relaciones Exteriores número 011228 cero once mil doscientos veintiocho, Expediente número 898154 ochocientos noventa y ocho mil ciento cincuenta y cuatro, de fecha 14 catorce de febrero de 1989 mil novecientos ochenta y nueve.

c).- Primer testimonio de la escritura pública número 34,634 treinta y cuatro mil seiscientos treinta y cuatro, de fecha 7 siete de junio de 1993 mil novecientos noventa y tres, otorgada ante la fe del suscrito Notario, inscrito bajo el número 3457 tres mil cuatrocientos cincuenta y siete, volumen 199-70 ciento noventa y nueve guión setenta, Libro número 4 cuatro, Tercer Auxiliar, Actos y Contratos Diversos, Sección de Comercio con fecha 10 diez de junio de 1993 mil novecientos noventa y tres en el Registro Público de la Propiedad y del Comercio Primer Distrito en esta ciudad, relativa a la

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protocolización del acta de Asamblea General Extraordinaria de accionistas de MULTYPANEL, S.A. DE C.V., celebrada el día 19 diecinueve de mayo de 1993 mil novecientos noventa y tres, en la que se acordó cambiar el domicilio social de Monterrey, Nuevo León, a San Nicolás de los Garza, Nuevo León y reformar el artículo CUARTO de los Estatutos Sociales.

d).- Testimonio de la escritura pública número 41,438 cuarenta y un mil cuatrocientos treinta y ocho, de fecha 8 ocho de septiembre de 1995 mil novecientos noventa y cinco, otorgada ante la fe del suscrito Notario, inscrito bajo el número 12084 doce mil ochenta y cuatro, volumen 201-242 doscientos uno guión doscientos cuarenta y dos, Libro número 4 cuatro, Tercer Auxiliar, Actos y Contratos Diversos, Sección de Comercio con fecha 18 dieciocho de septiembre de 1995 mil novecientos noventa y cinco en el Registro Público de la Propiedad y del Comercio Primer Distrito en esta ciudad, relativa a la protocolización del acta de Asamblea General Extraordinaria de accionistas de MULTYPANEL, S.A. DE C.V., celebrada el día 28 veintiocho de agosto de 1995 mil novecientos noventa y cinco, en la que se acordó cambiar el domicilio de la empresa de San Nicolás de los Garza, Nuevo León, a Ciénega de Flores, Nuevo León, modificándose al efecto el Artículo Cuarto de los Estatutos Sociales.

De los testimonios mencionados que Yo, el Notario doy fe tener a la vista, copio en lo conducente a la letra:  “. . . . . E S T A T U T O S. – PRIMERO. - La denominación de la Sociedad es “MULTYPANEL” , e irá siempre seguida de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE o de su abreviatura “S.A. DE C.V.”.- SEGUNDO.- El objeto de la Sociedad será: 1.- Fabricación y venta de Paneles de Poliuretano; 2.- Fabricación y venta de productos de Acero de cualquier forma y diseño que lleven adheridos poliuretano o cualquier otro tipo de material incluyendo plásticos; 3.- Fabricación y venta de productos de

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Aceros para la Industria en general. 4.- Promover, constituir, organizar, explotar y tomar participación en el capital de todo género de sociedades mercantiles o empresas industriales, comerciales y de cualquier otra índole. - 5.- Prestar servicios técnicos, consultivos, de asesorias y encargarse por cuenta propia o ajena de proyectar, constituir, organizar, explotar, administrar, y tomar participación en la administración o en la liquidación de todo género de empresas industriales, comerciales o de cualquier otra índole. - 6.- La elaboración, venta y distribución de todo tipo de artículos relacionados con la industria y la construcción realizada como fabricante, comisionista, y/o representantes de sus productos, además de la compra y venta directa de otra diversidad de artículos.- 7.- La importación y exportación de toda clase de productos extranjeros y del país, ya sean productos terminados o materias primas.- 8.- Contratar toda clase de prestación de servicios, aceptar y conferir comisiones, así como obtener por cualquier título, patentes, marcas industriales, nombres y avisos comerciales, opciones y preferencias, derechos de propiedad industrial y concesiones de toda clase de actividades.- 9.- Adquirir, urbanizar, fraccionar, edificar, dotar de servicios, vender y arrendar toda clase de terrenos y fincas tanto en su domicilio social como en cualquier parte de la República Mexicana.- 10.- Arrendar, usar, usufructuar, poseer, explotar, aprovechar, administrar y conservar bienes muebles e inmuebles propios o ajenos.- 11.- Importar, exportar, manufacturar, adquirir, comprar, vender y negociar toda clase de equipo, maquinaria, aparatos eléctricos que se usen en la industria en general.- 12.- La fabricación, venta, exportación, importación de toda clase de estructuras de acero artículos metálicos, plásticos y de ferretería en general, incluyendo su pintado y cualquier otro tipo de acabado.- 13.- La emisión, suscripción, aceptación, endoso, aval o negociación de cualquier clase de títulos o

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valores mobiliarios o inmobiliarios que Ley permita – 14.- Obtener o conceder préstamos otorgando y recibiendo garantías especificas, emitir obligaciones, aceptar, girar, endosar o avalar toda clase de títulos de crédito, y otorgar fianzas o garantias de cualquier clase respecto de las obligaciones contraidas o de los títulos emitidos o aceptados por terceros. - 15.- La sociedad podrá por último, hacer y practicar todos los demás actos de comercio e industria a que pueda dedicarse legítimamente en los términos de la Ley una sociedad mercantil a fin de llevar a cabo el objeto para la que fue constituida. - TERCERO.- La duración de la Sociedad será 99 noventa y nueve años, contados a partir de la fecha de firma de la presente Escritura.- CUARTO.- El domicilio de la Sociedad será en Ciénega de Flores, Nuevo León, sin embargo, podrá establecer agencias o sucursales en cualquier parte de la República Mexicana o en el Extranjero y someterse a domicilios convencionales.- QUINTO.- La Sociedad es de Nacionalidad Mexicana, atento a lo dispuesto en el Artículo 20. del Reglamento de la Ley Orgánica de la fracción I del Artículo 27 Constitucional, ante la Secretaria de Relaciones Exteriores, por 1os socios fundadores y los futuros que la Sociedad pueda tener en que: “Todo extranjero que en el acto de la constitución de la Sociedad, o en cualquier tiempo ulterior adquiera un interés o participación social en la sociedad, se considerará por este simple hecho como mexicano respecto de uno y otra y se entenderá que conviene en no invocar la protección de su gobierno, bajo la pena, en caso de faltar a su convenio de perder dicho interés o participación en beneficio de la Nación Mexicana. “ . . . SEXTO.- El Capital Social será Variable con un Mínimo fijo de $500,000,000.00 (QUINIENTOS MILLONES DE PESOS 00/100 MONEDA NACIONAL), y un Máximo Ilimitado, …… DECIMO PRIMERO.-  La Suprema Autoridad de la Sociedad radica en la Asamblea General de Accionistas, que podrá ser Extraordinaria u Ordinaria …… DECIMO TERCERO.- Las Asambleas deberán

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celebrarse en el domicilio social, salvo caso fortuito o de fuerza mayor.- DECIMO CUARTO.- Las Convocatorias para Asambleas Generales de Accionistas serán hechas por el Organo de Administración o por el Comisario; sin embargo los accionistas que representen por lo menos el 33% treinta y tres por ciento del Capital Social podrán solicitar por escrito, en cualquier tiempo, que el Organo de Administración o el Comisario convoquen a una Asamblea General de Accionistas para discutir los asuntos especificados en su solicitud ……  DECIMO QUINTO. - Las Convocatorias para Asambleas deberán ser firmadas por quien las haga y contendrán la Orden del Día, el lugar, fecha y hora de la reunión, en la inteligencia de que no podrá tratarse ningún asunto que no esté incluido expresamente en ella, salvo los casos en que asistan la totalidad de los Accionistas, esto es, se encuentre representado la totalidad del Capital Social y se acuerde por unanimidad de votos que se trate el asunto.- Las Convocatorias deberán publicarse en uno de los Diarios de mayor circulación en el domicilio de la Sociedad, por lo menos con 3 tres días de anticipación a la fecha fijada para la Asamblea ….. DECIMO SEXTO.- Las Asambleas podrán reunirse sin previa Convocatoria y sus acuerdos serán válidos si el Capital Social está totalmente representada en e1 momento de la votación. - DECIMO SEPTIMO. - En las Asambleas cada acción tendrá derecho a un voto ……  VIGESIMO . - Las Asambleas serán presididas por el Administrador Unico o por el Presidente del Consejo de Administración en su caso; en el supuesto de que estuviere ausente, por el Accionista nombrado por mayoría de votos de los Accionistas presentes.-  Actuará como Secretario la persona que para tal efecto designen la mayoría del Capital representado por los Accionistas presentes. El Administrador Unico o el Presidente del Consejo de Administración en su caso, nombrará Escrutadores a dos de los Accionistas concurrentes, quienes formularán la lista de asistencia y certificarán la existencia del quórum legal

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o estatutario en su caso. Hecho lo anterior, el que preside declarará instalada la Asamblea y procederá a tratar los asuntos de la Orden del Día ……  VIGESIMO SEGUNDO.- Para que una Asamblea General Extraordinaria se considere legalmente reunida en virtud de primera Convocatoria, será necesario que esté representado par lo menos el 75% setenta y cinco por ciento del Capital Social y sus resoluciones se tomarán por el voto de las Acciones que representen por lo menos la mitad del Capital Social ……. VIGESIMO OCTAVO.- La Dirección y Administración de la Sociedad estará a cargo de un Administrador Unico o de un Consejo de Administración en su caso, quienes podrán ser o no Accionistas de la Sociedad y serán elegidos por la Asamblea.- ……  TRIGESIMO.- El Administrador Unico o el Consejo de Administración en su caso, será el Representante de la Sociedad y tendrá, por lo tanto, las siguientes atribuciones; a).- Representar a la Sociedad con Poder General para Pleitos y Cobranzas con todas las facultades generales y especiales que requieran Cláusula Especial conforme a la Ley, sin limitación alguna, en los términos del Artículo 2448 dos mil cuatrocientos cuarenta y ocho y 2481 dos mil cuatrocientos ochenta y uno del Código Civil vigente en el Estado de Nuevo León y sus correlativos los Artículos 2554 dos mil quinientos cincuenta y cuatro párrafo I primero y 2587 dos mil quinientos ochenta y siete, del Código Civil para el Distrito Federal , estando facultado inclusive para promover el Juicio de Amparo, seguirlo en todos sus trámites y desistirse de el.- b).- Poder general para Actos de Administración y Cambiario, en los términos del párrafo segundo del Artículo 2448 dos mil cuatrocientos cuarenta y ocho, del Código Civil de Nuevo León y su correlativo 2554 dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal en Materia Común, aplicable en toda la República en Materia Federal con todas la República en Materia Federal con todas las facultades generales y especiales que requieran cláusula especial conforme a la Ley,

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en consecuencia podrá administrar todos los bienes y negocios de la Sociedad incluyendo celebración, revisión, ejecución de contratos colectivos de trabajo, pudiendo otorgar, suscribir, emitir, endosar, aceptar y avalar toda clase de títulos de crédito, obligaciones con o sin garantía especificas, en los términos de los Artículos 90. noveno Fracción I primera y 85 ochenta y cinco de la Ley General de Títulos y Operaciones de Crédito.- c).- Para comparecer ante las Juntas Locales de Conciliación y Arbitraje, ante las Juntas Federales de Conciliación y Arbitraje, pare demandar, contestar demandas que se presenten en contra de la Sociedad, concurrir a Audiencias, celebrar convenios en cualquier momento procesal, ofrecer pruebas y desahogar las mismas, absolver posiciones ante cualquier Autoridad de Trabajo, Juzgados de Distrito, Tribunales Colegiados y la Suprema Corte de Justicia de la Nación.- d).- Poder General para Actos de Dominio en los términos del tercer párrafo de los Artículos 2448 dos mil cuatrocientos cuarenta y ocho, del Código Civil vigente en el Estado y su correlativo 2554 dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal en Materia Común, aplicable en toda la República en materia federal y sus concordantes en los demás Estados de la República.- e).- Celebrar Convenios con el Gobierno Federal, en los términos de las Fracciones I primera y IV cuarta del Artículo 27 veintisiete Constitucional, su Ley Orgánica y los Reglamentos de ésta.- f).- Formular y presentar querellas, denuncias o acusaciones y coadyuvar con el Ministerio Público en procesos penales, pudiendo constituir a la Sociedad como parte civil en dichos procesos y otorgar perdones cuando a su juicio el caso lo amerite. - g).- Adquirir participación en el Capital de otras Sociedades. - h).- Otorgar y suscribir títulos de crédito a nombre de la Sociedad. - i).- Abrir y cancelar cuentas bancarias a nombre de la Sociedad con facultades de designar y autorizar personas que giren a cargo de las mismas.- j).- Conferir poderes generales

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o especiales con facultades de substitución o sin ellas y revocarlos.- k).- Nombrar y remover a los Gerentes, Subgerentes, Apoderados, Agentes y Empleados de la Sociedad, determinando sus atribuciones, condiciones de trabajo y remuneraciones. - 1).- Celebrar contratos individuales y colectivos de trabajo e intervenir en la formación de los reglamentos interiores de trabajo.- m).- Convocar a Asambleas Generales Ordinarias y Extraordinarias de Accionistas, ejecutar sus acuerdos y en general llevar a cabo todos los actos y operaciones que fueren necesarios o convenientes para los fines de la Sociedad, con excepción de los expresamente reservados por la Ley o por éstos Estatutos. …..”.

El suscrito Notario, hace constar y da fe de que el Articulo 2448 dos mil cuatrocientos cuarenta y ocho del Código Civil vigente en el Estado de Nuevo León, es idéntico al Artículo 2554 dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal y dice a la letra como sigue:—

“ARTICULO 2448.- En todos los poderes generales para Pleitos y Cobranzas, bastara que se diga que se otorga con todas las facultades generales y las especiales que requieran cláusula especial conforme a la Ley, para que se entiendan conferidos sin limitación alguna. -  En los poderes generales para Administrar Bienes, bastará expresar que se dan con ese carácter para que el Apoderado tenga toda clase de facultades administrativas.-  En los poderes generales para ejercer Actos de Dominio, bastará que se den con ese carácter para que el Apoderado tenga todas las facultades de dueño, tanto en lo relativo a los bienes como para hacer toda clase de gestiones a fin de defenderlos. Cuando so quisieren limitar en los tres casos antes mencionados, las facultades de los apoderados, se consignarán las limitaciones a los poderes serán especiales. - Los Notarios insertarán este artículo en los testimonios de los poderes que otorguen”.-

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ES PRIMER TESTIMONIO de la Escritura Pública Número 43,560 que se expide para uso de PREMDOR IMSA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE. Fue tomado de sus originales que obran en el Libro 10 diez, del Volumen CLV de mi protocolo a fojas de la 135 a la 170 y del apéndice del mismo. Vá en 23 veintitres hojas útiles debidamente, cotejadas y corregidas. En Monterrey, Nuevo León, a los 26 veintiseis días del mes de Enero de 1996 mil novecientos noventa y seis. DOY FE.

/s/ Jesus Montaño Garcia
LIC JESUS MONTAÑO GARCIA
NOTARIO PUBLICO NUM. 60
MOGJ-330805-L24

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TRANSLATION

ATTY. JESUS MONTAÑO GARCIA

NOTARY PUBLIC OFFICE No. 60

Matamoros 1538 PTE.	COLONIA OBISPADO	C.P. 64040

TELS. (8) 348-03-31, 348-65-56 Y 348-82-25 FAX 33-63-36

MONTERREY, N.L. MEXICO

NOTARY PUBLIC No. 60

OWNER

ATTY. JESUS MONTAÑO GARCIA

MONTERREY, N.L., MEXICO

VOLUME CLV	BOOK TEN

NUMBER 43,560 (FORTY-THREE THOUSAND FIVE HUNDRED SIXTY)

IN THE CITY OF MONTERREY, NUEVO LEON, UNITED MEXICAN STATES, on the 26th twenty-sixth day of January 1996 nineteen hundred ninety-six before me Attorney JESUS MONTAÑO GARCIA, Notary Public with office in this Municipality, owner of the Notary Public office number 60 sixty, THERE APPEARED: Attorney JOSE ENRIQUE GONZALEZ GONZALEZ representing MULTYPANEL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE; and STATED:

I. By public instrument number 43,441 forty-three thousand four hundred forty-one dated January 19 nineteen 1996 nineteen hundred ninety-six, executed before the undersigned Notary, recorded under number 425 four hundred twenty-five, Volume 203-09 two hundred three dash zero nine, Book number 4 four, Third Auxiliary Book of Miscellaneous Acts and Contracts, Commercial Section, dated the 26th twenty-sixth of January 1996 nineteen hundred ninety-six in the Public Register of Property and Commerce, First District of this City, the minutes of the General Extraordinary Shareholders Meeting of MULTYPANEL, S.A. DE C.V., held on the 2nd second day of January 1996 nineteen hundred ninety-six was recorded, in which meeting the shareholders of the company adopted the following resolutions:

a) Deconcentrate its assets without extinguishing the company and by spin-off, into a newly created company, which was named by agreement PREMDOR IMSA, S.A. DE C.V., approved by the Secretariat of Foreign Relations.

b) Designate the deponent Attorney JOSE ENRIQUE GONZALEZ GONZALEZ, as Special Delegate of the Meeting to formalize the decisions adopted.

II. There was due compliance with section V Article 228 bis of the General Law of Commercial

Companies so that, since the spin-off of the company produced full legal effects, it is necessary to register the Bylaws approved by the Shareholders Meeting of MULTYPANEL, S.A. DE C.V. for the spin-off company PREMDOR IMSA, S.A. DE C.V.

III. For the constitution of PREMDOR IMSA, S.A. DE C.V. it was requested and obtained from the Secretariat of Foreign Relations permit number 19003777 one nine zero zero three seven seven seven, File 9519003673 nine five one nine zero zero three six seven three, Folio 6225 six thousand two hundred fifty-five dated November 8 eight 1995 nineteen hundred ninety-five, document which I, the Notary, certify having seen, which I add to the appendix of my protocol under the number of this instrument and the letter “A” and which I transcribe below:

“In the left margin a seal with the national shield which reads: SECRETARIAT OF FOREIGN RELATIONS – MEXICO – PERMIT 19003777. FILE 9519003673. FOLIO 6255. Following the request submitted by JOSE ENRIQUE GONZALEZ GONZALEZ, this Secretariat grants the permit to incorporate an SA DE CV [Corporation with Variable Capital] under the name PREMDOR IMSA, S.A. DE C.V. This permit is contingent on the fact that Articles of Incorporation must include the clause for exclusion of foreigners indicated in Article 30 or the agreement indicated in Article 31, both of the Regulation of the Law for the Promotion of Mexican Investment and Regulation of Foreign Investment. The Notary or Public Broker with whom this permit is used must notify the Secretariat of Foreign Relations within 90 business days from the date of authorization of the corresponding Public Instrument. The above is communicated pursuant to Articles 27, Section I of the Political Constitutions of the United Mexican States, 15 of the Law of Foreign Investment and pursuant to Article 28, Section V of the Organic Law of the Federal Public Administration. This permit will stop producing effects if it is not used within 90 business days after the date of its issue and it is granted without prejudice to the provisions of Article 91 of the Law for Support and Protection of Industrial Property. MONTERREY, N.L. on November 8, 1995. ACTUAL VOTE. NO REELECTION. REGIONAL DIRECTOR. BY ORDER. ATTY. FRANCISCO VALDES TREVIÑO. Stamp with the National Shield reading: UNITED MEXICAN STATES. SECRETARIAT OF FOREIGN RELATIONS. Delegation of Monterrey, N.L. PA. 1. 15552. Initials”.

BASED ON THE ABOVE, Attorney JOSE ENRIQUE GONZALEZ GONZALEZ, in the capacity in which he appears and which was previously noted, executes the following

CLAUSES

ONE. In compliance with and execution of the resolutions adopted by the General Extraordinary Shareholders Meeting of MULTYPANEL, S.A. DE C.V., held on the 2nd second day of January 1996 nineteen hundred ninety-six, which was registered by public instrument number 43,441 dated January 19 nineteen 1996 nineteen hundred ninety-six, executed before the undersigned Notary, recorded under number 425 four hundred twenty-five, Volume 203-09 two hundred three dash zero nine, Book number 4 four, Third Auxiliary Book of Miscellaneous Acts and Contracts, Commercial Section, dated the 26th twenty-sixth day of January 1996 nineteen hundred ninety-six in the Public Register of Property and Commerce, First District of this City, these minutes, the CORPORATE BYLAWS CONSTITUTING the company  PREMDOR IMSA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

TWO. The company whose incorporation is the subject of this instrument, will be governed in its operation by its Bylaws, which are included below and which correspond in all their parts with the model unanimously approved in said General Extraordinary Shareholders Meeting of MULTYPANEL, S.A. DE C.V. referred to in the previous clause.

BYLAWS

CHAPTER ONE

NAME, OBJECT, TERM

DOMICILE, NATIONALITY AND CLAUSE

OF ADMISSIONS OF FOREIGNERS

ONE. The company will be named PREMDOR IMSA. This name will always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or the initials “S.A. DE C.V.”

TWO. The Company has the following Purpose:

1. Design, manufacture, acquisition, purchase, sale, rental, distribution, import and export of all types of wood and steel doors and their components, including indicatively but not limited thereto, wood frames and in general to install, maintain, operate and in general negotiate in any manner with products for construction, materials, equipment and accessories and industries related and/or associated with the construction system and to execute all types of agreements and contracts in connection with the above. 2. Manufacture and sale of polyurethane panels, steel products in any form and design that have adhered polyurethane or any other type of material, including plastics. 3. Manufacture, acquisition, leasing, distribution, sales, import and export of all types of tools, machinery and equipment. 4. Manufacture and sales of steel product for the industry in general. 5. Manufacture, sales, export, import of all types of steel structures, metal articles, plastic articles and hardware in general, including their painting and any other type of finishing. 6. Promote, constitute, organize, exploit, administer and participate in the administration or liquidation of any type of industrial, commercial or any other type of company. 7. Acquire, dispose in any legal form of all types of shares or participations in other companies, enterprises or associations, be they civil or commercial. 8. To render any type of technical and consulting services and take upon itself on its own behalf or on behalf of others to project, constitute, organize, exploit, administer and take participation in the administration or liquidation of all types of industrial, commercial or any other type of companies. 9. The preparation, sales and distribution of any type of articles related to the industry and construction, as a manufacturer, commission agent and/or representative of their products, in addition to the direct purchase and sale of other different articles. 10. Import and export of all types of foreign and domestic products, be they finished products or raw materials. 11. To contract any types of services, to accept and grant commissions, and obtain under any status patents, industrial or commercial marks, commercial names and notices, options and preferences, industrial property rights and concessions of all types of activities. 12. To acquire, urbanize, divide, build, endow with services, sell and lease all types of lands and properties both at its corporate domicile and anywhere in the Mexican Republic or abroad. 13. To lease, use, obtain usufruct, possess, exploit, enjoy, administer and preserve movables and immovables, of its own or belonging to others. 14. To import, export, manufacture, acquire, buy, sell and negotiate all types of equipment, machinery, electric devices used in the industry in general. 15. The issue, underwriting, acceptance, endorsement, guarantee or negotiation of any type of securities or movables or immovables, valuables permitted by law. 16. To obtain or grant loans, giving and receiving specific guarantees, to issue bonds, to accept issue, endorse or guarantee all types of credit instruments and grant bonds or guarantees of any type for the obligations contracted or the securities issued or accepted by third parties. 17. Lastly, the Company may engage in and carry out all other commercial and industrial acts which a Commercial Corporation may legitimately carry out pursuant to Law in order to achieve the purpose for which it was incorporated.

THREE. The term of the company will be ninety-nine (99) years from the date of its incorporation.

FOUR. The domicile of the company will be in Ciénega de Flores, Nuevo León. However, it may establish offices, agencies or branches anywhere in the Mexican Republic or abroad and submit to conventional domiciles, without considering that the corporate domicile has been changed.

FIVE. The company has Mexican Nationality, with clause of admission of foreigners, and as such, it is agreed with the Mexican Government through the Secretariat of Foreign Relations that the current or future foreign shareholders undertake to consider themselves nationals concerning the shares of this company purchased by them or owned by then, as well as of the assets, rights, concessions, holdings or interests owned by the company and the rights and obligations that arise from the contracts with Mexican authorities to which this company is a party, and therefore not to invoke the protection of their governments, under the penalty, should they not do so, of losing to the benefit of the nation the corporate holdings acquired by them.

CHAPTER TWO

CAPITAL AND SHARES

SIX. The Capital will be Variable, with a Fixed Minimum of $50,000.00 (FIFTY THOUSAND PESOS 00/100 NATIONAL TENDER) and Unlimited Maximum Capital, both the Fixed Minimum Capital and the Variable Capital being represented by Common Registered Shares with Par Value of $1.00 (ONE PESO 00/100 NATIONAL TENDER) each. The Shares representing the Fixed Minimum Capital will be divided in two series, as follows:

(1). Series “A” or Mexican Shares, may be the direct or indirect property of the individuals or artificial entities who may the owners of such shares under Mexican Laws.

(2). Series “B” or freely underwritten shares, which may be directly or indirectly owned by individuals or artificial persons, Mexican or foreign, with the exception of foreign sovereigns or governments.

The Variable Capital will be represented by Common Registered Shares Par Value of $1.00 (ONE PESO 00/100 NATIONAL TENDER) and will meet any other characteristic indicated in the Shareholders Meeting that approves their issue. Any increase of the Variable Capital will be represented by Series “A-1” or Mexican Shares; and by Series “B-1” Shares freely underwritten, which must be underwritten or purchased in property by the persons indicated in each case in paragraphs (1) and (2) above, unless any of such persons expressly waives or does not exercise his right as indicated in Article Eight below.

SEVEN. (1) All shares representing the capital will be Registered and indivisible, will give the same rights and will impose the same obligations to their owners and will be represented by final certificates. The company will issue Provisional Certificates while preparing the Final Certificates.

(2)  The Final Share Certificates and the Provisional Certificates must be number in sequence within each series and may cover one or several shares, will contain the references indicated in Article 125 one hundred twenty-five of the General Law of Commercial Companies and Article Five of these Bylaws and will be singed by two Directors, one designated by Series “A” Shareholders and another by Series “B” Shareholders and will have adhered at least ten coupons number to cover the payment of Dividends.

(3) The company will keep a Register of Shares according to the requisites in Article 128 one hundred twenty-eight of the General Law of Commercial Companies. The Registration Book of Shares will identify all transactions of underwriting, acquisition or transmission related to the shares representing the capital within ninety (90) days after the fact. The Register of Shares will also contain a declaration identifying the underwriter or prior owner and the transferee or buyer of the shares. For the purposes of Article 129 one hundred twenty-nine of the General Law of Commercial Companies, the company will require any buyer of Series “A” shares to prove his Mexican nationality or that he received any government authorization required, if any. If the evidence is not timely or satisfactory said circumstance will be entered in the Register of Shares.

(4)  Any transfer of shares must comply with the restrictions on transfers established in Chapter Three of these Bylaws.

EIGHT. Any increase of the Fixed part of the Capital must be approved pursuant to these Bylaws in a General Extraordinary Shareholders Meeting. Any increase in the Variable part of the Capital may be approved by the General Ordinary Shareholders Meeting. In the case of a capital increase decreed by the Shareholders and one of the Shareholders does not make the respective contribution, his participation in the share capital of the company will be reduced in the same proportion in which his contribution was not made. The Shareholders Meeting will provide the form and term for the issue of the corresponding shares, with the understanding that terms of said shares must comply with the provisions of this Article Eight. All capital increases must be represented 50% (fifty percent) by Mexican Series “A” and “A-1” Shares as the case may be and 50% (fifty percent) by freely underwritten shares Series “B” and “B-1”. The Shareholders of each of these Series of Shares will have the preferred right to underwrite the new shares to be issued, proportionately to the number of shares owned by them. The resolution adopted by the Extraordinary or Ordinary Shareholders Meeting, as the case may be must be published once in the Official Gazette at the domicile of the company and in one of the newspapers with the highest circulation at said domicile. The Shareholders will have a period of fifteen (15) calendar days from the day following the last of said publication within which they may exercise the preferred right granted herein. The Preferred Rights of the shareholders who expressly waive their right or do not exercise it within the period of time granted will be transferred to the other shareholders in the same series, who may exercise said preferred right within an additional period of fifteen (15) days from the date they are duly notified separately by the company concerning the availability of the number of shares not previously underwritten and delivered to each shareholder registered as indicated above. The notice must be published in the Official Gazette as indicated above. Once this period lapses, if there are shares of the series in question which have not been underwritten, the Shareholders of the other series will have preferred right to underwrite them proportionately to their respective shares, exercising such right by notice and within time requirements similar to those established above.

NINE. In case of a capital reduction it will affect all Shareholders of the company proportionately to the number of shares owned by each. The Shareholders of the company expressly waive exercising the opt out right, be it partially or totally, as referred to in Articles 220 two hundred twenty and 221 two hundred twenty-one of the General Law of Commercial Companies.

CHAPTER THREE

TRANSFER OF SHARES

TEN. (1) The Shareholders may transfer all or part of their shares to a third party only with prior written authorization from the Board of Directors, which authorization will be granted after complying with the provisions of this Chapter Three. Any reference in this Chapter Three to “Shares” or “Capital” means Series “A”, “A-1”, “B” and “B-1” shares, as well as any other form or series of capital issued by the company after the approval of these bylaws by the Shareholders.

(2)  Each share certificate of the company must contain the following notice:

“By this instrument, it is communicated that the transfer of the shares covered by this certificate is subject to the terms and conditions established in Chapter Three of the Company Bylaws and the decisions contained in the Shareholders Agreement executed on the first

(1st) of November 1995 between PREMDOR INC., GRUPO IMSA, S.A. DE C.V. and this company, establishing certain preferred rights in the shares covered by this certificate”.

ELEVEN. No Shareholder (the “Offerer”) may transfer all or part of his shares (the “Shares Offered”) without first giving the other Shareholders (the “Receivers of the Offer”) the option to buy them under the following terms and conditions:

(1) By written notice sent to each Receiver of the Offer, the Offerer must disclose all the terms of the transfer proposed for the Shares Offered (the “Offer”) and offer to sell the Shares Offered to the Receivers of the Offer at the price and under the terms established in the Offer. The Offerer must also provide any other information of the Offer, which the Receivers of the Offer may reasonably request in order to evaluate the Offer, including a copy of the Offer.

(2) The Receivers of the Offer will have a period of thirty (30) days after receiving the Offer to determine whether or not they wish to accept said Offer. If any receiver of the Offer chooses to accept the Offer, said Receiver of the Offer must so communicate to the Offerer in writing within said period of thirty (30) days. Any acceptance must be for all and not for part of the Shares Offered. If more than one Receiver of the Offer chooses to accept the Offer, the Receivers of the Offer will acquire the Shares Offered proportionately to the percentage of shares owned by them, or in any other proportion agreed upon between them.

(3) If one or several Receivers of the Offer accept the Offer within the required period of thirty (30) days,

the closing of the purchase of the Shares Offered will take place within sixty (60) days after the last acceptance date of the Offer, according to the notice in which the Offerer specifies the closing date, the purchase price thereof and, to the extent that there are more than one Receiver of the Offer who choose to accept the Offer, the number of Shares Offered to be sold to each of such Receivers of the Offer with the understanding, however, that if any government or regulatory authorization is required, the payment term of the corresponding Receiver of the Offer will be extended by the time necessary to obtain such authorization. At the closing, the Receiver(s) of the Offer will deliver to the Offerer the purchase price specified in the Offer against receipt of the certificates covering the Shares Offered, duly endorsed in property.

If one of the Receivers of the Offer does not accept the Offer, the right to buy the shares will correspond to the other shareholders who will have the option for a period of thirty (30) days from the date the Receiver of the Offer refuses to buy the shares offered or at the end of the period of thirty (30) days.

(4) If none of the Receivers of an Offer made according to this Chapter Three within said period of thirty (30) days accepts the Offer in the terms in which it was received then the Offerer will be free for a period of sixty (60) days after the end of said period of thirty (30) days to sell all (but no less than all) the Shares Offered to an unrelated third party, with the understanding that, however, (a) the selling price will not be lower ant the terms will  not be more favorable to the buyer than those established in the Offer, (b) if the name of the third party is not disclosed to the Receivers of the Offer, the Offerer must do so prior to the transfer in order to comply again with the provisions of the previous paragraphs, and (c) if the shares are not sold or in any other manner they are not transferred to a third party within a period of sixty (60) days, then the sale or transfer of the shares will be subject again to the preferred rights of the other Shareholders, pursuant to the provisions of this Article.

(5) All notices related to this Chapter Three will be sent to the domiciles appearing the book of Registration of the Shares of the Company, personally, by fax or through messenger, and will produce effects when received by their addressee. The change of property of shareholding control of any of the Shareholders must be considered for the purposes thereof as transfer of shares and therefore will be subject to the prior approval of the non-transferring parties. If the non-transferring do not approve the transfer transaction, the non-transferring parties will have preferred right to buy the shares of the company owned by the party whose controlling shares are intended to be transferred.

No transfer of shares will be legally binding if the procedures established in this Chapter Three are not followed.

TWELVE. Notwithstanding any provisions to the contrary set forth in these Bylaws, each Shareholder may choose to transfer his shares to any Company, Joint Venture, Limited Liability Company or Trust in which the Shareholder has a majority participation, has control under the bylaws or has administrative and corporate control in any other manner. If a Shareholder (the “Transferor”) transfer his interest in the Company to his Subsidiary under his absolute control (the “Transferee”) as indicated in this Article Twelve and at any item after the transfer the Transferor wishes to carry out any transaction whose result is that the Transferor stops having control and property of the voting rights of the Transferee, then previously and as a condition for carrying out the transaction, the Transferor will cause the Transferee to re-transfer the interest transferred pursuant to this Article, to the Transferor or to any other company in which the Transferor has such control and property over his voting rights. In addition, no Shareholder will have the right to pledge, mortgage, or in any other manner encumber his shares of the Capital of the Company without written consent of the other Shareholders.

CHAPTER FOUR

BOARD OF DIRECTORS

THIRTEEN. (1) The business of the company will be handled and administered by a Board of Directors with an even number of Directors, initially formed with six (6) Directors, each of whom will be elected in the General Ordinary Shareholders Meeting. The Shareholders present in Series “A”, by simple majority vote, will elect three (3) Directors and will appoint the same number of Alternates (Series “A” Directors and Alternates). The Shareholders present in Series “B” will elect by simple majority vote three (3) Directors and will appoint an equal number of Alternates (Series “B” Directors and Alternates), none of whom need be a Mexican national.

(2) The Alternates may act only in the absence of a Director designated by the same Series which designated the Alternate. When replacing an absent Director, the Alternate will have the right to attend the Meetings of the Board of Directors, to vote and exercise all our powers and rights of the absent Director.

(3) The Principal and Alternate Directors need not be Shareholders. The Directors must be elected in the first Ordinary Shareholders Meeting in each fiscal year in order to be in function until the next Ordinary Shareholders Meeting of the following fiscal year and/or until their respective successors are elected and take possession of their offices or until their resignation or early dismissal. In the case that, due to retirement, death, resignation or dismissal not coinciding with the first Ordinary Shareholders Meeting of the fiscal year, there is a vacancy on the Board of Directors, a Special Shareholders Meeting will be called to appoint a successor, applying, as the case may be, the rules contained in paragraph (1) of this Article.

FOURTEEN. Series “A” Directors will have the right to designate among their members the person to fill the position of Chairman of the Board during the first fiscal year and the Series “B” Directors will appoint the Chairman of the Board for the second fiscal year, alternating in the right to make such designation in the subsequent fiscal years between the Series “A” and “B” Shareholders. The Chairman will have the rights and obligations expressly given to him by the Board of Directors or by the General Ordinary Shareholders Meeting, as the case may be. Furthermore, the Directors in the series of shares which are not those who designate the Chairman of the Board in any fiscal year will have the right to appoint a Vice-Chairman of the Board.

FIFTEEN. The Meetings of the Board of Directors will be held at the domicile of the company or elsewhere, as determined by the Board. The Meetings may be held at any time and must be called by the Chairman or the Secretary or by any two (2) Directors by written notice delivered in person, by fax or messenger to each Director, received at least ten (10) calendar days before the date of the Meeting. Said notice will specify the date, time, place of the Meeting and will include the Agenda, indicating the item(s) for which the Meeting is called. The notice will not be necessary for any meeting in which all the Directors are present. Furthermore, when it is necessary to issue a notice under any provisions of these Bylaws or of the General Law of Commercial Companies, a written waiver signed by the person with the right to receive such notice, either before or after the time stipulated therein, will be considered equivalent to the notice.

SIXTEEN. For the Meetings of the Board of Directors to be valid, they must always be attended by a majority of the Directors or their respective Alternates, whether the Meeting is held on first or subsequent Call. The Board of Directors will adopt its resolutions by majority vote of the Directors present with the understanding that the favorable vote of at least one (1) Director designated by Series “A” or “A-1” and one (1) Director designated by Series “B” or “B-1” of the Shareholders will always be necessary.

SEVENTEEN. (1) The Chairman will not have deciding vote, he will preside the Meetings of the Board, in his absence they will be presided by the Vice-Chairman and in the absence of the latter, they will be provided by the Director designated in the Meeting itself. The Secretary of the Meeting will be the person appointed as Secretary of the Board, in his absence the Alternate Secretary will take his place, and in the absence of both, the Board will designate the person to act as Secretary during the Meeting.

(2)  Minutes will be issued of all Meetings in Spanish, and will be transcribed into the Book of Minutes corresponding to the Meetings of the Board of Directors, including the date, time, place of the Meeting, the name of the Directors who attend (be they Principal or Alternate), the resolutions adopted concerning each of the items on the corresponding Agenda, indicating in each case the number of Directors who vote in favor of the resolution. The company will timely provide to each Director a copy of the Minutes of each Meeting (including a true translation into English thereof) regardless of whether he was present or absent in the Meeting in question.

(3)  The written resolutions adopted by unanimous decision of all Directors or their Alternates, if they are confirmed in a dated document containing the signatures of all of them will be valid and will have the same effects as if they were adopted in a Meeting of the Board of Directors duly called. Said document will be signed by the Secretary and transcribed into the Book of Minutes mentioned above. The Secretary will deliver a certified copy of the resolutions to the Company’s Auditors.

EIGHTEEN. The Board of Directors will have the following powers:

(a) To handle the business and properties of the company, under a general power of attorney for Acts of Administration according to the terms of paragraph two, Article 2448 two thousand four hundred forty-eight of the Civil Code for the State of Nuevo León, and related articles of the Civil Codes of the other States of the Mexican Republic.

(b)  To represent the company under a general power of attorney for Litigation and Collection, with all general authority and the special powers that require a special clause pursuant to the Law, without any limitation, in the terms of the first paragraph of Article 2448 two thousand four hundred forty-eight of the Civil Code for the State of Nuevo León, and related articles of the Civil Codes of the other States of the Mexican Republic, including the power to file actions of amparos, follow them in all their stages and even to abandon them.

(c)   To represent the company under a general power of attorney for Acts of Property, in the terms of the third paragraph Article 2448 two thousand four hundred forty-eight of the Civil Code for the State of Nuevo León, and related articles of the Civil Codes of the other States of the Mexican Republic.

(d)   To sign, accept, endorse, subscribe or guarantee credit instruments pursuant to Article 9 nine of the General Law of Securities and Credit Operation.

(e)   To establish or close offices, branches or agencies anywhere in the Mexican Republic or abroad.

(f)    To grant and revoke power of attorney, be they general or special, for Litigation and Collection, Acts of Administration, Acts of Property and to grant, accept, endorse, subscribe and guarantee credit instruments, subject to the provisions of Article Eighteen of these Bylaws.

(g)   To issue invitations to General Shareholders Meetings posing the items to be included on the corresponding Agenda and to carry out the resolutions adopted therein.

(h)   To participate in the capital of other companies.

(i)    To open and close bank accounts in the name of the company and designate the persons who will draw from them.

(j)    To designate and remove in the form established in

Article 21, the General Director and the other executives who report to the General Director of the company, establishing their duties, work conditions, compensation and their powers and functions.

(k)  To execute individual contracts and collective employment contracts and intervene in the preparation of the interior labor regulations.

(l)  To delegate in certain cases their powers to one or several Directors, establishing the obligations they must observe in their terms.

(m)  In general, carry out all acts authorized by these Bylaws or which as a consequence thereof and resolve all the matters of the company which the Law and these Bylaws do not specifically reserve to the General Shareholders Meetings.

NINETEEN. The Board of Directors will submit to the General Ordinary Shareholders Meeting, within the first four months of each fiscal year, a report pursuant to Article 172 one hundred seventy-two of the General Law of Commercial Companies.

CHAPTER FIVE

EXECUTIVES

TWENTY. (1) Except if otherwise indicated in this Chapter Five, the Board of Directors, in its first Meeting after the Ordinary Shareholders Meeting of each fiscal year, and pursuant to Article Fourteen, will appoint a Director or General Manager and a Secretary, if they were not appointed in the Shareholders Meeting. The Director, General Manager or Secretary need not be Directors. The Director or General Manager will perform their functions for said term and will have the powers and will comply with the obligations determined from time to time by the Board of Directors according to these Bylaws.

(2) The Board of Directors may dismiss the General Director of the company at any time, with or without cause, by majority vote of the Directors pursuant to Article Sixteen. Until the Board of Directors appoints an executive to fill any vacancy that occurs in any position of the company, whether or not the vacancy was caused by dismissal, resignation, death or by any other cause, the Chairman of the Board of the company will have the right to temporarily appoint an interim executive for a term which will not exceed one hundred twenty (120) calendar days (the “Interim Period”); with the understanding that, however, the Interim Period will automatically be extended by another one hundred twenty (120) calendar days if the Board of Directors does not appoint an executive to succeed the Interim Executive within the Interim Period.

(3)  The executives need not be Directors of Shareholders of the company.

TWENTY-ONE. The General Director will be the highest-ranking executive in the company, will be responsible for the general operations and administration of the company and will have the power and duties granted by the Board of Directors.

TWENTY-TWO. The Secretary will attend all Meetings of the Board of Directors and all Shareholders Meetings and will record all the procedures in a book or books of minutes to be kept for this purpose. The Secretary will issue or cause issuance of notice of all Shareholders Meetings and Meetings of the Board of Directors and will fulfill the other duties given to him by the Board of Directors. The Secretary will have custody of the Books of Minutes of the Shareholders Meetings and of the Meetings of the Board, as well as the Register of Shares. At the request and after satisfactory proof of his identity, the Secretary may issue copies of the entries contained in said books.

CHAPTER SIX

SHAREHOLDERS MEETING

TWENTY-THREE. (1) The General Shareholders Meetings constitutes the supreme authority of the company and therefore has the broadest powers to resolve and ratify the acts and operations of the company. Its resolutions will be carried out by a person designated by the Meeting and, in the absence of such designation, by the Chairman of the Board of Directors.

(2) The General Shareholders Meetings will be Ordinary or Extraordinary and will beheld at the domicile of the company. The Meetings may be held in a different place only under causes of force majeure or act of God.

(3) The written resolutions adopted by unanimous decision of all Shareholders will be valid and will have the same effects as if adopted by a duly called Shareholders Meeting, if they are confirmed in a dated document bearing the signatures of each of the Shareholders. Said document must be signed by the Secretary and transcribed in the Book of Minutes referred to in Article Thirty-Two of these Bylaws. All the addenda thereof will be enclosed with the corresponding file. The Secretary will deliver a certified copy of such resolutions to the Company’s Auditors.

TWENTY-FOUR. The Ordinary Shareholders meetings will be held at least once a year within the first four months after the closing of the fiscal year and will decide on the following matters:

a) To discuss, approve or modify the report of the Board of Directors referred to Article 172 one hundred seventy-two of the General Law of Commercial Companies taking into account the report of the Auditors.

b)  To appoint the Directors and the Auditors of the company, in the terms set forth in Articles Thirteen and Twenty-four of these Bylaws.

c)  To determine the compensation, if any, payable to the Directors and Auditors.

d)  Any other matter not reserved for the Extraordinary Shareholders Meetings.

TWENTY-FIVE. The Extraordinary Shareholders Meetings may be held at any time and will decide on the following matters, or any other matter designated by Law or by these Bylaws as matters for an Extraordinary Shareholders Meeting:

I.              Extension of the term of the company.

II.            Early dissolution of the company.

III.           Increase or reduction of the Fixed Minimum Capital.

IV.           Change of Object of the company.

V.            Change of nationality of the company.

VI.           Transformation of the company.

VII.          Merger with another company.

VIII.        Issue of preferred shares.

IX.           Redemption by the company of its own shares and issue of shares which do not represent the capital but which have the right to participate in the profits.

X.            Issue of bonds.

XI.           Any other amendment to the Bylaws.

XII.         Any other matter for which the Law or the corporate Bylaws require special quorum.

TWENTY-SIX. (1) The Shareholders Meetings, both Ordinary and Extraordinary, may be held whenever they are called by the Board of Directors, two (2) Directors of by the Auditor, pursuant to Article 168 one hundred sixty-eight, or as indicated in Article 184 one hundred eighty-four of the General Law of Commercial

Companies.

(2)  The Invitations to General Shareholders Meetings must be signed by the person who issues them and indicate the date, time and place of the Meeting, as well as the Agenda, indicating the specific purpose or purposes for which it is called. The Invitation must also indicate whether it is the first, second or subsequent Invitation, which must be published in a periodical with the highest circulation at the corporate headquarters. The Invitation will be published at least fifteen (15) days before the scheduled date of the Meeting, in the case of the first Invitation, and in the case of the second Invitation it will be published at least within fifteen (15) days following the scheduled date for the Meeting in the first Invitation and at least seven (7) days before the new date schedule for the Meeting. The Invitations to any General Shareholders Meeting must also be delivered in person, by fax or by messenger at least fifteen (15) days before the date scheduled for the Meeting, to any person or entity who holds 33% (thirty-three percent) or more of the subscribed paid in capital according to the entries made in the Register of Shares of the company at the domiciles appearing in said book. For the purposes of this Article, the Invitations will be considered delivered when they are really received by the Shareholders to whom they are addressed.

(3)  If all the shares are represented in the Meeting, the Meeting may take place without prior Invitation; however, for the resolutions to be adopted in said Meeting to be valid, all shares must be represented during the voting on said resolutions.

TWENTY-SEVEN. For an Ordinary

Shareholders Meeting to be legally installed, at least 65% (sixty-five percent) of the subscribed paid in shares of capital must be represented and the resolutions will be valid when adopted by affirmative vote of a majority of outstanding shares. If the Meeting cannot be held on the date scheduled for it, a second Invitation will be issued, indicated this circumstance. A Meeting held following a second Invitation will be considered legally installed, regardless of the number of shares represented in it and the resolutions will be valid when adopted by the affirmative vote of the majority of the shares presented of at least 65% (sixty-five percent) subscribed paid in shares of capital.

TWENTY-EIGHT. For an Extraordinary Shareholders Meeting to be legally installed on first, second or subsequent Invitation, at least at least 75% (seventy-five percent) of the subscribed paid in capital must be represented in it, and the resolutions will be adopted by vote of the shares representing 65% (sixty-five percent) of the subscribed paid in shares of capital.

TWENTY-NINE. If in a duly called Meeting it is not possible to discuss all the matters for which it was called, due to lack of time, the Meeting may be postponed to continue the next business day without need for a new Invitation.

THIRTY. (1)  In all Shareholders Meetings, each share of capital, be it Series “A” or Series “B”, will have right to one vote.

(2)  For the Shareholders to be admitted to the Meetings, they must be registered in the Register of Shares as the owner of shares of Capital. In addition, the Shareholders must deposit their shares with the Treasury of the company or any national or foreign bank, which must issue the certificate concerning the constitution of the deposit.

(3)  Any Shareholder may be represented in a Meeting by a proxy with special power of attorney, a simple letter – power of attorney being sufficient.

(4)  For the resolutions to be adopted validly in any Shareholders Meeting, they must concern and remain within the scope of the items listed on the Agenda of the Meeting in question.

THIRTY-ONE. The Chairman will designate one or several Shareholders or their proxies to act as Vote Counters, to determine whether there is quorum to hold the Meeting.

THIRTY-TWO. The Minutes of all Shareholders Meetings will be prepared in Spanish, including those not held due to the lack of quorum. Said Minutes will be recorded in the Book of Minutes and must be signed by the persons who acted as Chairman and Secretary and by the attending Auditors. The documents proving that the Invitations were issued within the terms established in these Bylaws, as well as the attendance list and any other document presented in the Meeting will be added to the file of the Meeting. The Shareholders or their proxies will be given as soon as possible copies of each Minutes of the Shareholders Meetings, including an accurate translation into English.

CHAPTER SEVEN

SUPERVISION OF THE COMPANY

THIRTY-THREE. The Shareholders in each series of shares will have the right to appoint one Auditor and one Alternate,

to whom the supervision of the business of the company will be entrusted. Neither the Principal nor the Alternate Auditors need be Shareholders.

THIRTY-FOUR. The Auditors will remain in office for a period of one year and may be reelected, and will continue filling their functions until their successors have been duly appointed, qualified and take possession of their position.

THIRTY-FIVE. The Auditors will have the powers and obligations established in the General Law of Commercial Companies.

CHAPTER EIGHT

SUBSIDIARY COMPANIES

THIRTY-SIX. The following rules will apply to any company or entity in which the company may have a direct or indirect interest, be it currently or in the future, through the constitution or acquisition described in the Bylaws.

a)  The Bylaws of said subsidiary company will be adopted or amended to be substantially similar to the Bylaws of this company, including:

1)  The provision of having two series of shares, Series “A” to represent 50% (fifty percent) of the capital and Series “B” to represent 50% (fifty percent) of the capital.

2)  The provision of having an even number of Directors, each of whom will be elected in the General Ordinary Shareholders Meeting. The Series “A” Shareholders present will elect by simple majority half of the Directors and will designate the same number of Alternates (the Series “A” Principal and Alternate Directors). The Series “B” Shareholders present will elect by simple majority half of the Directors and will designate the same number of Alternates (the

Series “B” Principal and Alternate Directors), none of whom needs to be a Mexican national.

3)  The quorum and voting majority for Shareholders Meetings and Meetings of the Board of Directors must be the same as indicated in Article Sixteen of these Bylaws.

4) The designation of the Chairman of the Board of Directors will be an alternating right of the Directors designated by each series of shares, which will be exercised annually and will be designated among the members of the Board of the series which exercises said right. The Shareholders in Series “A” will have the right to designate the Chairman of the Board of Directors for the fiscal year of the company.

b)  The Board of Directors of the company will designate the representatives to represent the shares of the subsidiary company in its Shareholders Meetings, as follows:

1)  The Directors of the company elected by Series “A” Shareholders will designate by simple voting majority the representative to represent Series “A” of shares of the subsidiary company.

2)  The Directors of the company elected by Series “B” Shareholders will designate by simple voting majority the representative to represent Series “B” of shares of the subsidiary company.

CHAPTER NINE

FISCAL YEAR, PROFIT AND LOSS

AND GENERAL BALANCE SHEET

THIRTY-SEVEN. The fiscal year will start on January 1 one and will end on December 31 thirty-one each year.

THIRTY-EIGHT. At the end of each fiscal year, a balance sheet will be prepared as indicated in Article 172 one hundred seventy-two of the General Law of Commercial Companies. Said balance sheet will be audited by external auditors.

THIRTY-NINE. The net annual profits appearing on the balance sheet and the financial statements referred to in the previous Article will be applied as follows in the General Ordinary Shareholders Meeting: (a) 5% (five percent) of the net profit will be used to establish or increase the legal reserve until said reserve reaches an amount equivalent to 20% (twenty percent) of the capital, and (b) the remainder will be applied as resolved by the Shareholders Meeting but no profits will be paid to the Shareholders if there are losses from prior years reflected on the balance sheet of the company.

FORTY. The losses, if any, will be absorbed by the Shareholders proportionately to the number of their shares and up to their value.

CHAPTER TEN

DISSOLUTION AND LIQUIDATION

OF THE COMPANY

FORTY-ONE. The company will be dissolved at the expiration of its term as established in Article Thirty or before such expiration in any of the cases indicated in Sections II, IV and V of Article 229 two hundred twenty-nine of the General Law of Commercial Companies or by resolution adopted by the Shareholders in Extraordinary Shareholders Meeting according to these Bylaws.

FORTY-TWO. Once the dissolution of the company is declared, it will be liquidated. In this case, the Extraordinary Shareholders Meeting which decides on the dissolution will appoint a Liquidator.

The Company will also determine the powers of the

Liquidator, establishing the bases with which he must comply and will also establish his compensation. Any Shareholder or group of Shareholders representing at least 25% (twenty-five percent) of the capital will have the right to appoint one Liquidator.

FORTY-THREE. (1)  During the liquidation period the Shareholders will hold Meetings in the same manner as established in these Bylaws and in the General Law of Commercial Companies.

(2)  The Liquidator of Liquidators will assume the duties performed until that time by the Board of Directors, in addition to the natural characteristics given by said positions.

(3)  The Auditors will continue fulfilling the same duties in connection with the Liquidators, as those they fulfilled in connection with the Board of Directors.

CHAPTER ELEVEN

GENERAL PROVISIONS

FORTY-FOUR. For all matters not specifically set forth in these Bylaws, the provisions of the General Law of Commercial Companies will apply.

TRANSITORY ARTICLES

ONE. The Capital has been duly subscribed and paid in the proportion described below:

SHAREHOLDERS	SHARES	SERIES	CAPITAL
GRUPO IMSA, S.A. DE C.V.	49,999	“A”	$49,999.00
	40,094,210	“A-1”	40,094,210,00
CORPORATIVO GRUPO IMSA, S.A. DE C.V.	1	“A”	1.00
		40,144,210	$40,144,210.00

TWO. The first Fiscal Year will be Irregular and will be from the date of this instrument to December 31, 1994.

THREE. For the first fiscal year of the company, the

administration system adopted is that of the Board of Directors, designating the following persons, who accept to fill the position granted to them.

POSITION	PRINCIPAL	ALTERNATE
CHAIRMAN	ATTY. EUGENIO CLARIOND REYES	ATTY. SANTIAGO CLARIOND REYES
VICE-CHAIRMAN	PHILIP S. ORSINO	SEC. ROBERT TUBBESING
SECRETARY	ATTY. FERNANDO CANALES CLARIOND	ENG. MARCELO CANALES CLARIOND
MEMBER	ATTY. BENJAMIN CLARIOND REYES	ENG. ANDRES FRANCO ABASCAL
MEMBER	HARLEY ULSTER	CHARLES WELKER
MEMBER	LARRY REPAR	RALPH MARTINO

FOUR. The designation of the Auditor or Auditors will be made in the first Minutes of the General Ordinary Shareholders Meeting to be held.

FIVE. Attorney THOMAS JOSEPH HODGERS McCARRON is designated representative of the company and receives the following powers:

A)  GENERAL POWER OF ATTORNEY FOR LITIGATION AND COLLECTION, to represent the Company with all general and special powers that require a special clause  pursuant to the Law, without any limitation in the terms of articles 2448 two thousand four hundred forty-eight, paragraph one and 2481 two thousand four hundred eighty-one of the Civil Code in force in the State of Nuevo León and their correlatives 2554 two thousand five hundred fifty-four, paragraph one and 2587 two thousand five hundred eighty-seven of the Civil Code for the Federal District. Consequently, the LEGAL REPRESENTATIVE is authorized to represent the Company before individuals, artificial persons and all types of Authorities in any forum, be they Judicial (Civil or Criminal), Administrative or Labor, both federal and local, in the entire Republic and abroad, in and out of Court to file all types of lawsuits be they Civil, Criminal or Labor, including the Action for Amparo, follow them in all their stages and abandon them; file appeals for clarification of sentence revocation, appeal and any other; accept favorable ones and request the revocation of those against it; answer the petitions filed against the Company; formulate and file complaints, denunciations or charges and collaborate with the Prosecution in criminal lawsuits, with the capacity of constituting the Company as civil party in said lawsuits and granting pardons when, in his opinion, the case requires it; to recognize signatures, documents and claim the falsity of those presented by the adversary; to present witnesses and accept the presentation of those of the adversary, examine and cross-examine them, answer and ask questions, settle and submit to arbitration and recuse Magistrates, Judges and other judicial and administrative officers, without cause, with cause or under Legal objection, and appoint experts.

B) In Labor Lawsuits or Proceedings, he will have the LEGAL REPRESENTATION referred to in Articles 11 eleven, 692 six hundred ninety-two, sections II and III, 694 six hundred ninety-four, 695 six hundred ninety-five, 786 seven hundred eighty-six, 876 eight hundred seventy-six, sections I and VI, 899 eight hundred ninety-nine in connection with the applicable rules in chapters XII and XVII of Title Fourteen, all of the Federal Labor Law in force, with the attributions, obligations and rights in matters of standing referred to in said legal provisions. Consequently, the LEGAL REPRESENTATIVE Attorney THOMAS JOSEPH HODGERS McCARRON, in representation of the Company, may appear in labor proceedings with all the attributions and powers mentioned in paragraphs A), B) and C) of this instrument, to the applicable extent and he may also, on behalf of the Company, answer questions, settle and agree with the Plaintiff, such agreement being binding for the Principal; he may appear, representing the Company, in Conciliation and Petition and Motion Hearings and for offering and admission of evidence, with the broadest attributions whereby the Principal will ratify everything the LEGAL REPRESENTATIVE does in the hearing.

C). – GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, with all administrative powers, both general and special requiring special clause pursuant to the Law, in the terms of paragraph two, Articles 2448 two thousand four hundred forty-eight, of the Civil Code of the State of Nuevo Leon and its concordant article 2554 two thousand five hundred fifty-four of the Civil Code of the Federal District in common matters applicable in the entire Republic in federal matters.

D). - POWERS OF EXCHANGE, with the following functions: He will have general power of attorney to issue, grant, subscribe, accept and guarantee, release, endorse and transfer all types of credit instruments pursuant to articles 9 nine and 85 eighty-five of the General Law of Securities and Credit Operations.

E). – The Representative may not delegate or substitute in full or in part the powers granted to him under this instrument.

SIX.- Engineer JESUS TOMAS GONZALES NIETO, is designated representative of the company, granting him the following powers and attributions:

A). – GENERAL POWERS OF ATTORNEY FOR LITIGATION AND COLLECTION, to represent the Company with all the general powers and the special ones that require special clause pursuant to the law, without any limitation, in the terms of articles 2448 two thousand four hundred forty-eight, paragraph one and 2481 two thousand four hundred eighty-one of the Civil Code in force in the State of Nuevo León and their correlative articles 2554 two thousand five hundred fifty-four, paragraph one and 2587 two thousand five hundred eighty-seven of the Civil Code for the Federal

District. Consequently, the LEGAL REPRESENTATIVE is authorized to represent the Company before individuals, artificial persons and all types of Authorities in any forum, be they Judicial (Civil or Criminal), Administrative or Labor, both federal and local, in the entire Republic and abroad, in and out of Court to file all types of lawsuits be they Civil, Criminal or Labor, including the Action for Amparo, follow them in all their stages and abandon them; file appeals for clarification of sentence revocation, appeal and any other; accept favorable ones and request the revocation of those against it; answer the petitions filed against the Company; formulate and file complaints, denunciations or charges and collaborate with the Prosecution in criminal lawsuits, with the capacity of constituting the Company as civil party in said lawsuits and granting pardons when, in his opinion, the case requires it; to recognize signatures, documents and claim the falsity of those presented by the adversary; to present witnesses and accept the presentation of those of the adversary, examine and cross-examine them, answer and ask questions, settle and submit to arbitration and recuse Magistrates, Judges and other judicial and administrative officers, without cause, with cause or under Legal objection, and appoint experts.

B)  In Labor Lawsuits or Proceedings, he will have the LEGAL REPRESENTATION referred to in Articles 11 eleven, 692 six hundred ninety-two, sections II and III, 694 six hundred ninety-four, 695 six hundred ninety-five, 786 seven hundred eighty-six, 876 eight hundred seventy-six, sections I and VI, 899 eight hundred ninety-nine in connection with the applicable rules in chapters XII and XVII of Title Fourteen, all of the Federal Labor Law in force, with the attributions, obligations and rights in matters of standing referred to in said legal provisions.

Consequently, the LEGAL REPRESENTATIVE Attorney THOMAS JOSEPH HODGERS McCARRON, in representation of the Company, may appear in labor proceedings with all the attributions and powers mentioned in paragraphs A), B) and C) of this instrument, to the applicable extent and he may also, on behalf of the Company, answer questions, settle and agree with the Plaintiff, such agreement being binding for the Principal; he may appear, representing the Company, in Conciliation and Petition and Motion Hearings and for offering and admission of evidence, with the broadest attributions whereby the Principal will ratify everything the LEGAL REPRESENTATIVE does in the hearing.

C). – GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, with all administrative powers, both general and special requiring special clause pursuant to the Law, in the terms of paragraph two, Articles 2448 two thousand four hundred forty-eight, of the Civil Code of the State of Nuevo Leon and its concordant article 2554 two thousand five hundred fifty-four of the Civil Code of the Federal District in common matters applicable in the entire Republic in federal matters.

D). - POWERS OF EXCHANGE, with the following functions: He will have general power of attorney to issue, grant, subscribe, accept and guarantee, release, endorse and transfer all types of credit instruments pursuant to articles 9 nine and 85 eighty-five of the General Law of Securities and Credit Operations.

E).- To grant general and special powers of attorney with and without right of substitution and revoke them.

IDENTITY

I.              Attorney JOSE ENRIQUE GONZALEZ GONZALEZ, proves the capacity in which he appears and the legal existence of MULTUPANEL [sic], S.A. DE C.V., with the following documents:

a). – Registered minutes.

b). First certified copy of public instrument number 13,051 thirteen thousand fifty-one, dated December 1 one 1984 nineteen hundred eighty-four, executed before the undersigned Notary, recorded under number 1922 one thousand nine hundred twenty-two, Folio 117 one hundred seventeen, volume 272 two hundred seventy-two, Book number 3 three, Second Auxiliary Book of Instruments of Commercial Companies, Commercial Section, dated December 19 nineteen 1984 nineteen hundred eighty-four, concerning the incorporation of the company named MULTYPANEL, S.A. DE C.V., after obtaining Permit from the Secretariat of Foreign Relations number 65231 sixty-five thousand two hundred thirty-one, File number 898154 eight hundred ninety-eight thousand one hundred fifty-four, dated November 15 fifteen 1984 nineteen hundred eighty-four.

The legal existence of MULTYPANEL, S.A. DE C.V., will be transcribed in documents in the appendix of my protocol, pursuant to article 106 one hundred six, Sections VIII eight and IX nine of the Notary Law in force.

PERSONAL DATA

Attorney JOSE ENRIQUE GONZALEZ GONZALEZ, declared that he is a Mexican by birth, originally from Matamoros, Tamaulipas, born on March 21, 1951, married, a professional, in good standing with the payment of the income tax, without proving it, Federal Tax Payer number GOGE-510321 and conventional domicile at Avenida Munich number 175 one hundred seventy-five, Colonia Cuahtemoc, in San Nicolas de los Garza, Nuevo Leon in transit in this City.

I, THE NOTARY, CERTIFY: -I.- Of the truth of this act; II.- That I personally know the deponent, whom I consider to have the necessary legal capacity to execute the legal act in question, without having any elements to the contrary; III.- that I have seen the documents indicated; IV.- That the text written and inserted is identical to the originals; V. – That the requisites indicated in articles 106 of the Notary Law in force in the State of Nuevo Leon and the tax provisions applicable to this act were met; and VI.- After I, the Notary, read this document to the deponent, whom I indicated his right to read it by itself, and to whom I explained its scope and legal effects, he ratified and signed it before me today, the day of its execution, authorizing immediately this instrument. – I CERTIFY.

ATTY. JOSE ENRIQUE GONZALEZ GONZALEZ. – ATTY. JESUS MONTANO GARCIA.- Signatures and Notary Authorization Stamp.

I finally authorized this instrument today, January 26 twenty-six, 1996 nineteen hundred ninety-six, date the company presented its request for registration with the Federal Taxpayer Register. I CERTIFY.

DOCUMENTS IN APPENDIX

IDENTITY

Attorney JOSE ENRIQUE GONZALEZ GONZALEZ, proves the legal existence of MULTYPANEL, S.A. DE C.V., with the following document:

a). First certified copy of public instrument number 13,051 thirteen thousand fifty-one, dated December 1 one 1984 nineteen hundred eighty-four, executed before the undersigned Notary, recorded under number 1922 one thousand nine hundred twenty-two, Folio 117 one hundred seventeen, volume 272 two hundred seventy-two, Book number 3 three, Second Auxiliary Book of Instruments of Commercial Companies, Commercial Section, dated December 19 nineteen 1984 nineteen hundred eighty-four, concerning the incorporation of the company named MULTYPANEL, S.A. DE C.V., after obtaining Permit from the Secretariat of Foreign Relations number 65231 sixty-five thousand two hundred thirty-one, File number 898154 eight hundred ninety-eight thousand one hundred fifty-four, dated November 15 fifteen 1984 nineteen hundred eighty-four.

b). – First certified copy of public instrument number 22,785 twenty-two thousand seven hundred eighty-five dated May 10 ten, 1989 nineteen hundred eighty-nine, executed before the undersigned Notary, registered under number 3265 three thousand two hundred sixty-five, volume 191-66 one hundred ninety one dash sixty-six, Book number 4 four, Third Auxiliary Book, Miscellaneous Acts and Contracts, Commercial Section, dated July 28 twenty eight 1989 nineteen hundred eighty-nine in the Public Register of Property and Commerce, first District of this city, concerning the registration of the minutes of the General Extraordinary Shareholders Meeting of MULTYPANEL, S.A. DE C.V., held on December 21 twenty-one, 1988 nineteen hundred eighty-eight, in which it was decided to change the corporate domicile from San Nicolas de los Garza, Nuevo Leon, to this city of Monterrey, Nuevo Leon and amend article FOUR of the Bylaws, after receiving permit from the Secretariat of Foreign Relations number 011228 zero eleven thousand two hundred twenty-eight, File number 898154 eight hundred ninety-eight thousand one hundred fifty-four, dated February 14 fourteen, 1989 nineteen hundred eighty-nine.

c).- First certified copy of public instrument number 34,634 thirty four thousand six hundred thirty-four, dated June 7 seven, 1993 nineteen hundred ninety-three, executed before the undersigned Notary, recorded under number 3457 three thousand four hundred fifty-seven, volume 199-70 one hundred ninety-nine dash seventy, Book number 4 four, Third Auxiliary Book, Miscellaneous Acts and Contracts, Commercial Section dated June 10 ten, 1993 nineteen hundred ninety-three in the Public Register of Property and Commerce First District in this city, concerning the registration of the minutes of the General Extraordinary Shareholders Meeting of MULTYPANEL, S.A. DE C.V., held on May 19 nineteen, 1993 nineteen hundred ninety-three, in which it was decided to change the corporate domicile from Monterrey, Nuevo Leon to San Nicolas de los Garza, Nueva Leon and amend article FOUR of the Bylaws.

d). – Certified copy of public instrument number 41,438 forty-one thousand four hundred thirty-eight dated September 8 eight, 1995 nineteen hundred ninety-five, executed before the undersigned Notary, recorded under number 12084 twelve thousand eighty-four, volume 201-242 two hundred one dash two hundred forty-two, Book number 4 four, Third Auxiliary Book, Miscellaneous Acts and Contracts, Commercial Section dated September 18 eighteen, 1995 nineteen hundred ninety-five in the Public Register of Property and Commerce First District in this city, concerning the registration of the minutes of the General Extraordinary shareholders Meeting of MULTYPANEL, S.A. DE C.V., held on August 28 twenty-eight, 1995 nineteen hundred ninety-five, in which it was decided to change the domicile of the company from San Nicolas de los Garza, Nueva León to Cienega de Flores, Nuevo León, amending for this purpose article FOUR of the Bylaws.

Concerning the certified copies mentioned, I, the Notary certify that I have seen them and I copy the pertinent parts verbatim: “…BYLAWS.- ONE.- The name of the Company is “MULTYPANEL,” and will always be followed by the word SOCIEDAD ANONIMA DE CAPITAL VARIABLE or its abbreviation “S.A. DE C.V.” – TWO. – The purpose of the Company will be: 1.- Manufacture and sale of Polyurethane Panels; 2.- Manufacture and sale of steel products in any form and design having adhered polyurethane or any other type of material, including plastics; 3. Manufacture and sales of Steel products for the Industry in general. 4. Promote, constitute, organize, exploit, administer and take in the administration or liquidation of any type of industrial, commercial or any other type of company. 5. To render any type of technical and consulting services and take upon itself on its own behalf or on behalf of others to project, constitute, organize, exploit, administer and take participation in the administration or liquidation of all types of industrial, commercial or any other type of companies. 6. The preparation, sales and distribution of any type of articles related to the industry and construction, as a manufacturer, commission agent and/or representative of their products, in addition to the direct purchase and sale of other different articles. 7. Import and export of all types of foreign and domestic products, be they finished products or raw materials. 8. To contract any types of services, to accept and grant commissions, and obtain under any status patents, industrial or commercial marks, commercial names and notices, options and preferences, industrial property rights and concessions of all types of activities. 9. To acquire, urbanize, divide, build, endow with services, sell and lease all types of lands and properties both at its corporate domicile and anywhere in the Mexican Republic or abroad. 10. To lease, use, obtain usufruct, possess, exploit, enjoy, administer and preserve movables and immovables, of its own or belonging to others. 11. To import, export, manufacture, acquire, buy, sell and negotiate all types of equipment, machinery, electric devices used in the industry in general. 12. Manufacture, sales, export, import of all types of steel structures, metal articles, plastic articles and hardware in general, including their painting and any other type of finishing. 13. The issue, underwriting, acceptance, endorsement, guarantee or negotiation of any type of securities or movables or immovables, valuables permitted by Law. 14. To obtain or grant loans, giving and receiving specific guarantees, to issue bonds, to accept, issue, endorse or guarantee all types of credit instruments and grant bonds or guarantees of any type for the obligations contracted or the securities issued or accepted by third parties. 15. Lastly, the Company may engage and carry out all other commercial and industrial acts in which may be legitimately carried out pursuant to the Law by a Commercial Corporation, in order to achieve the object for which it was incorporated.

THREE. The term of the Company will be ninety-nine (99) years from the date of its incorporation.

FOUR. The domicile of the Company will be in Ciénega de Flores, Nuevo León. However, it may establish offices, agencies or branches anywhere in the Mexican Republic or abroad and submit to conventional domiciles, without considering that the corporate domicile has been changed.

FIVE. The company has Mexican Nationality, pursuant to Article 20 of the Rule of the Organic law, paragraph I of Article 27 of the Constitution, through the Secretariat of Foreign Relations, that the current or future foreign shareholders may have in that:  “Any foreigner that, in the act of incorporation or at any time in the future acquires an interest or participation in the association, shall be considered, as a result of that simple action, as a Mexican national regarding one or the other, and it is understood that he agrees not to invoke the protection of his government, under the penalty, for failure to comply with the latter, of forfeiting said interest or participation in favor of the Mexican Nation.”…

SIX. The Capital will be Variable, with a Fixed Minimum of $500,000,000.00 (FIVE HUNDRED MILLION PESOS 00/100 NATIONAL TENDER) and Unlimited Maximum Capital…

ELEVEN.-  The General Shareholders Meetings constitutes the Supreme Authority of the company that will be Extraordinary or Ordinary…

TWELVE.-  The Meetings may be held in the corporate domicile, except under cases of act of God or force majeure.

THIRTEEN.

FOURTEEN.-  The invitations to the General Shareholders’ Meetings will be made by the Administrative Agency or by the Commissioner; however, shareholders representing at least 33%, thirty-three percent, of the capital may request, in writing at any time, that the Administrative Agency or the Commissioner call a General Shareholder’s Meeting in order to discuss the specific subjects of the request…

FIFTEEN.-  The Invitations to the Meetings must be signed by the person who issues them and indicate the Agenda, date, time and place of the meeting, with the understanding that the meeting will not deal with any subject not expressly mentioned therein, except in instances where there is complete shareholder attendance, i.e., all capital is represented, and it is agreed to by unanimous vote to do so. The Invitation, must be published in a newspaper with the highest circulation at the corporate headquarters at least 3, three, days before the date scheduled for the Meeting.

SIXTEEN.- The Meeting may take place without prior Invitation and the resolutions will be valid if all the Capital is represented during the voting.

If all the shares are represented in the Meeting, the Meeting may take place without prior Invitation; however, for the resolutions to be adopted in said Meeting to be valid, all shares must be represented during the voting on said resolutions.

SEVENTEEN.- In the Meetings, each share of capital will have right to one vote.

TWENTY.-  The Meeting will be presided by the Sole Administrator of by the Chairman of the Board of Directors as the case may be; in the event of his absence, by the Shareholder named by majority of votes of the Shareholders present. The person who will act as Secretary for these purposes, will be designated by the majority of the capital represented by the shareholders present. The Sole Administrator or the Chairman of the Board of Directors, as the case may be, will name two concurrent Shareholders as Scrutineers, who will create an attendance list and verify whether there is the legal or statutory quorum, as the case may be; once this is done, the person presiding will declare the Meeting installed, and proceed to deal with the subjects on the Agenda.

TWENTY-TWO:  For a General Shareholders’ Meeting to be considered legally held, in light of the first Invitation, it is necessary that at least 75% (seventy-five percent) of capital is represented and its resolutions are taken by vote of Shareholders representing at least half of the Capital.

TWENTY-EIGHT:  The Management and Administration of the Company will be in charge of a Sole Administrator or a Board of Directors, as the case may be, who may or may not be Shareholders of the Company, and will be elected by the Meeting.

THIRTY:  The Sole Administrator of Chairman of the Board, as the case may be, will be the Representative of the Company and will have, therefore, the following powers:  a). To represent the Company with General Power for litigation and collections with all general and special faculties requiring  Special Clause pursuant to the Law, without any limitations, under the terms of Article 2448 (two thousand four hundred forty-eight) and 2481 (two thousand four hundred eighty-one) and of the Civil Code in effect in the State of Nuevo Leon, and its correlatives in Articles 2554 (two thousand five hundred fifty-four) paragraph I (one), and 2587 (two thousand five hundred eighty-seven) of the Civil Code for the Federal District, being inclusively empowered to promote the Law of Amparo, which it follows in all its applications and to desist from it. – b). General power of attorney for Acts of Administration and Exchange, pursuant to paragraph two of Article 244 (two thousand four hundred forty-eight) of the Civil Code of Nuevo Leon and its correlative 2554 (two thousand five hundred fifty-four) of the Civil Code for the Federal District in Common Matters, applicable in the entire Republic in Federal Matters with general and special powers requiring special clause pursuant to the Law;

consequently it may administer all assets and business of the Company, including entering into, revising and executing collective labor contracts authorizing, subscribing to, issuing, endorsing, accepting and guaranteeing all classes of negotiable instruments, obligations with or without specific guarantee, pursuant to Article 90 (ninety) Paragraph I (one) and 85 (eight-five) of the General Law of Negotiable Instruments and Credit Operations. – c). To appear before Local Conciliation and Arbitration Boards, before Federal Conciliation and Arbitration Boards, in order to complain, answer a complaint filed against the Company, attend hearings, enter into agreements at any procedural time, offer and present evidence, answer interrogatories before any Labor Authority, District Court, Collegiate Court and the Supreme Court of Justice of the Nation. – d) General Power for Acts of Ownership pursuant to paragraph three of Articles 2448 (two thousand four hundred forty-eight) of the Civil Code in effect in the State, and its correlative 2554 (two thousand five hundred fifty-four) of the Civil Code for the Federal District in Common Matters, applicable in the entire Republic in federal matters and its corresponding in the other States of the Republic. – e). Enter into Agreements with the Federal Government pursuant to Paragraphs I (one) and IV (four) of Constitutional Article 27 (twenty-seven) of the Organic Law and its Rules. – f). formulate and file complaints, denunciations or charges and collaborate with the Prosecution in criminal lawsuits, with the capacity of constituting the Company as civil party in said lawsuits and granting pardons when, in his opinion, the case requires it. – g). Acquire participation in the capital of other Companies. – h). Authorize and subscribe negotiable instruments in the name of the Company. – i). Open and close bank accounts in the name of the company and designate the persons who will draw from them. – j). To grant general and special powers of attorney with and without right of substitution and revoke them. – k). To designate and remove the Directors, Subdirectors, Representatives, Agents and Employees of the company, establishing their duties, work conditions and compensation. – l). To execute individual contracts and collective employment contracts and intervene in the preparation of the interior labor regulations. – m) To call General Shareholder’s Meetings, execute agreements and, in general, to carry out all acts and operations which are necessary or advisable for the purposes of the Company with the exception of those expressly reserved by Law or by these Bylaws. - …”

The undersigned Notary certifies and attests that Article 2448 two thousand four hundred forty-eight of the Civil Code in force in the State of Nuevo Leon is identical to Article 2554 two thousand five hundred fifty-four of the Civil Code for the Federal District and reads the following, verbatim:-

“ARTICLE 2448.- In all general Powers of Attorney for litigation and collection, it will be sufficient to indicate that they are granted with all general powers and the special powers that require special clause pursuant to the Law, to understand that they were granted without any limitation. – In general, powers of attorney to Administer Assets, it will be sufficient to indicate that they are given with this character for the Representative to have all types of administrative powers. – In general powers of attorney to exercise Acts of Property, it will be sufficient to keep them with this character for the representative to have all powers of the owner, both concerning the assets and to take all types of steps in order to defend them. When the intent is to limit, in the three cases mentioned above, the powers of the representatives, the limitations will be indicated or the powers of attorney will be special. The Notaries will insert this article in the certified copies of the powers of attorney executed by them.” .-

ATTY. JESUS MONTANO GARCIA

NOTARY PUBLIC OFFICE No. 60

Matamoros 1538 PTE.	COLONIA OBISPADO	C.P. 64040

TELS. (8) 348-03-31, 348-65-56 Y 348-82-25 FAX 33-63-36

MONTERREY, N.L. MEXICO

NOTARY PUBLIC No. 60

OWNER

ATTY. JESUS MONTANO GARCIA

MONTERREY, N.L. MEXICO

THIS IS THE FIRST CERTIFIED COPY of Public Instrument Number 43,560 issued for the use of PREMDOR IMSA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE. It was taken from its originals which appear in Book 10 ten, Volume CLV of my protocol on pages 135 to 170 and its appendix. It is written on 23 twenty-three full pages, duly compared and corrected. In Monterrey, Nuevo Leon, on January 26 twenty-six, 1996 nineteen hundred ninety-six. I CERTIFY.

[illegible stamp]

ATTY. JESUS MONTANO GARCIA

NOTARY PUBLIC NO. 60

MOGJ – 330805 LZ4

/s/ ATTY. JESUS MONTANO GARCIA

REGISTERED UNDER No. 220 FOLIO    VOLUME 428

BOOK No. 3 SECOND AUXILIARY BOOK INSTRUMENTS OF COMMERCIAL COMPANIES COMMERCIAL SECTION

MONTERREY, N.L. JANUARY 31, 1996

1st. R.P. DE LA P.Y DE C.

/s/ C. ARNOLDO RAMOS SALAZAR

C. ARNOLDO RAMOS SALAZAR

[stamp]

PUBLIC REGISTER OF PROPERTY AND COMMERCE

FIRST DISTRICT MONTERREY, N.L.

/s/ Regina